================================================================================

                     LOAN, SECURITY AND SERVICING AGREEMENT


                          dated as of December 9, 1996



                                      among



                       AUTOINFO FINANCE OF VIRGINIA, INC.
                          as Borrower and as Servicer,


                                       and


                CAR LOAN CO., INC., as Borrower and as Servicer,



                                       and




                     CS FIRST BOSTON MORTGAGE CAPITAL CORP.,
                                    as Lender


================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                              CERTAIN DEFINITIONS............................  2
      SECTION 1.1.   Certain Definitions.....................................  2


                                   ARTICLE II

                                 LOAN PROCEDURES............................. 12
      SECTION 2.1.   Advances................................................ 12
      SECTION 2.2.   Promissory Note......................................... 12
      SECTION 2.3.   Advance Procedure....................................... 12
      SECTION 2.4.   Recordkeeping........................................... 13
      SECTION 2.5.   Joint and Several....................................... 13
      SECTION 2.6.   Certain Waivers......................................... 13
      SECTION 2.7.   Fees.................................................... 14


                                   ARTICLE III
                                    CONDITIONS............................... 15
      SECTION 3.1.   Initial Advance......................................... 15
      SECTION 3.2.   All Advances............................................ 16
      SECTION 3.3.   Termination of Advance Commitment....................... 18

                                   ARTICLE IV
                             PRINCIPAL AND INTEREST.......................... 19
      SECTION 4.1.   Interest................................................ 19
      SECTION 4.2.   Prepayments............................................. 19
      SECTION 4.3.   Borrowing Base Deficiency as of a
                         Determination Date... .............................. 19
      SECTION 4.4.   Collateral Value Deficiency............................. 19

                                    ARTICLE V
                                    COLLATERAL............................... 20
      SECTION 5.1.   Grant of Security Interest.............................. 20
      SECTION 5.2.   Change of Location or Name.............................. 20
      SECTION 5.3.   Deliveries; Further Assurances.......................... 20
      SECTION 5.4.   Delivery of Receivable Files............................ 20
      SECTION 5.5.   Hypothecation or Pledge of Collateral................... 20


                                   ARTICLE VI

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----
                               ACCOUNTS; COLLECTIONS......................... 22
      SECTION 6.1.   Establishment of Lock-Boxes and
                         Settlement Accounts................................. 22
      SECTION 6.2.   Collections............................................. 22


                                   ARTICLE VII
                          REPRESENTATIONS AND WARRANTIES..................... 23
      SECTION 7.1.   Representations and Warranties
                         as to each Borrower................................. 23
      SECTION 7.2.   Representations and Warranties
                         Regarding the Receivables........................... 26
      SECTION 7.3.   Vendor's Single Interest Policy......................... 31

                                  ARTICLE VIII
                              AFFIRMATIVE COVENANTS.......................... 32
      SECTION 8.1.   Corporate Existence; Foreign Qualification.............. 32
      SECTION 8.2.   Books, Records and Inspections.......................... 32
      SECTION 8.3.   Accounting Methods; Financial Records................... 32
      SECTION 8.4.   Reporting Requirements.................................. 33
      SECTION 8.5.   Taxes and Obligations................................... 35
      SECTION 8.6.   Business................................................ 36
      SECTION 8.7.   Payments on Receivables................................. 36
      SECTION 8.8.   Notation of Lien........................................ 36
      SECTION 8.9.   Further Assurances...................................... 36
      SECTION 8.10   Minimum Net Worth....................................... 36
      SECTION 8.11   Limitations on Debt..................................... 37


                                   ARTICLE IX
                               NEGATIVE COVENANTS............................ 38
      SECTION 9.1.   Liens................................................... 38
      SECTION 9.2.   Impairment of Rights.................................... 38
      SECTION 9.3.   Waiver, Amendments, Etc................................. 38
      SECTION 9.4.   No Mergers.............................................. 38
      SECTION 9.5.   Insolvency.............................................. 39
      SECTION 9.6.   Extension or Amendment of Receivables................... 39
      SECTION 9.7.   Change in Business, Credit Policy or
                         Servicing Policies.................................. 39
      SECTION 9.8.   Investments............................................. 39
      SECTION 9.9.   Negative Pledges........................................ 39

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----
                                    ARTICLE X

                     EVENTS OF DEFAULT....................................... 40
         SECTION 10.1.        Events of Default.............................. 40
         Section 10.1.1       Non-Payment of Advances........................ 40
         Section 10.1.2       Non-Payment of Other Amounts................... 40
         Section 10.1.3       Events of Bankruptcy........................... 40
         Section 10.1.4       Non-Compliance With Provisions................. 40
         Section 10.1.5       Representations and Warranties................. 40
         Section 10.1.6       Servicer Default............................... 41
         Section 10.1.7       Judgments...................................... 41
         Section 10.1.8       Litigation..................................... 41
         Section 10.1.9       Material Adverse Change........................ 41
         Section 10.1.10      Notice of Lien................................. 41
         Section 10.1.11      Defaults on Other Indebtedness................. 42
         Section 10.1.12      Invalidity of Related Agreements............... 42
         Section 10.1.13      Change of Control.............................. 42
         Section 10.1.14      Commitment..................................... 42
         Section 10.1.15      Effect on Security Interest.................... 42
         Section 10.1.16      Failure to Provide Assurance................... 42
         Section 10.1.17      Default on Other Agreements.................... 42
         Section 10.1.18      Going Concern.................................. 43
         Section 10.1.19      Amendment to Credit Policy..................... 43
         Section 10.1.20      Amendment to Fee Agreement
                                 with Custodian.............................. 43
         Section 10.1.21      Failure to Obtain or Maintain
                                 Vendor's Single Interest Policy............. 43
      SECTION 10.2.  Effect of Event of Default.............................. 43
      SECTION 10.3.  Remedies................................................ 43
      SECTION 10.4.  Application of Proceeds................................. 45
      SECTION 10.5.  Reimbursement........................................... 45
      SECTION 10.6        Power of Attorney.................................. 46
      SECTION 10.7        Right of Set-off................................... 47
      SECTION 10.8        Rights and Remedies Cumulative..................... 47

                                   ARTICLE XI
                                    SERVICER................................. 48
      SECTION 11.1.       Representations and Warranties of each Servicer.... 48
      SECTION 11.2.       Indemnities of Servicer............................ 49

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----
      SECTION 11.3.       Merger or Consolidation of or Assumption
                              of the Obligations of a Servicer............... 50
      SECTION 11.4.       Servicer Not to Resign............................. 50
      SECTION 11.5. Fidelity Bond, Errors and Omissions Insurance or Crime
                Coverage Insurance........................................... 51

                                   ARTICLE XII

                       ADMINISTRATION AND SERVICING OF RECEIVABLES........... 52
      SECTION 12.1.       Duties of Servicer; Standard of Care............... 52
      SECTION 12.2.       Collection and Allocation of Receivable Payments... 53
      SECTION 12.3.       Realization Upon Receivables....................... 53
      SECTION 12.4.       Physical Damage Insurance; Other Insurance......... 53
      SECTION 12.5.       Maintenance of Security Interests in
                              Financed Vehicles.............................. 54
      SECTION 12.6.       Additional Covenants of Servicer................... 54
      SECTION 12.7.       Monthly Servicing Fee.............................. 54
      SECTION 12.8.       Monthly Servicing Report. ......................... 54
      SECTION 12.9.       Semi-Annual Statement as to Compliance;
                              Notice of Default.............................. 54
      SECTION 12.10.      Independent Certified Public
                              Accountant's Report............................ 55
      SECTION 12.11.      Interim Certified Public
                              Accountant's Reports........................... 55
      SECTION 12.12.      Servicer Expenses.................................. 56
      SECTION 12.13.      Access to Certain Documentation and
                              Information Regarding Receivables.............. 56
      SECTION 12.14.      Documents Maintained by Servicer................... 56

                                  ARTICLE XIII

                                SERVICER DEFAULT............................. 57
      SECTION 13.1.       Servicer Default................................... 57
      SECTION 13.2.       Appointment of Successor Servicer.................. 58
      SECTION 13.3.       Action Upon Certain Failures of the Servicer....... 59


                                   ARTICLE XIV

                                   THE LENDER................................ 60
      SECTION 14.1.       CSFB's Authority................................... 60
      SECTION 14.2.       Degree of Care..................................... 60

                           TABLE OF CONTENTS
                              (continued)

                                                                            Page
                                                                            ----

                                   ARTICLE XV

                                    GENERAL.................................. 61
      SECTION 15.1.       Survival........................................... 61
      SECTION 15.2.       Waiver; Amendments................................. 61
      SECTION 15.3.       Confirmations...................................... 61
      SECTION 15.4.       Notices............................................ 61
      SECTION 15.5.       Costs, Expenses and Taxes.......................... 61
      SECTION 15.6.       Indemnification.................................... 62
      SECTION 15.7.       FORUM SELECTION AND CONSENT TO
                JURISDICTION................................................. 62
      SECTION 15.8.       Governing Law; Severability........................ 63
      SECTION 15.9.       JURY TRIAL......................................... 63
      SECTION 15.10.      Successors and Assigns............................. 63
      SECTION 15.11.      Headings........................................... 64

                                    SCHEDULES

SCHEDULE 7.1(f)             Consents, Licenses, Approvals or Authorizations
SCHEDULE 7.1(k)             Ownership of Each Borrower
SCHEDULE 7.1(l)             Business Locations; Tradenames
SCHEDULE 7.2(p)             Location of Receivable Files
SCHEDULE 11.1(h)   Consents, Licenses, Approvals or Authorizations
SCHEDULE I                  Receivable Information List
SCHEDULE II                 Names and Address For Communications Between Parties

                                    EXHIBITS

EXHIBIT A          Form of Promissory Note
EXHIBIT B          Form of Borrowing Request
EXHIBIT C          Form of Monthly Servicing Report
EXHIBIT D          Form of Confirmation Letter

                     LOAN, SECURITY AND SERVICING AGREEMENT
                     --------------------------------------

           THIS LOAN, SECURITY AND SERVICING AGREEMENT (this "Agreement"), is dated as of December 9, 1996, and is entered into among AUTOINFO FINANCE OF VIRGINIA, INC., a Virginia corporation ("AutoInfo Finance"), CAR LOAN CO., INC., a Connecticut corporation ("Car Loan Co.") (AutoInfo Finance and Car Loan Co. are referred to herein collectively, the "Borrowers" and each a "Borrower"), and CS FIRST BOSTON MORTGAGE CAPITAL CORP., a New York corporation ("CSFB").

                                   BACKGROUND
                                   ----------

          1. Each Borrower is a company in the business of purchasing from Dealers motor vehicle retail financing agreements for new and used automobiles.

          2. Each Borrower intends to purchase Receivables (capitalized terms used herein shall have the meaning assigned thereto in Section 1.1) from Dealers and desires to obtain from CSFB financing for such purchases of Receivables.

          3. CSFB is willing to make Advances to the Borrowers on the terms and conditions set forth in this Agreement.

          4. The Advances made to each Borrower will be secured by all of such Borrower's right, title and interest in and to, among other things, (a) the Receivables owned by it and financed with Advances made hereunder and all monies at any time paid or payable thereon or in respect thereof, (b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables, (c) certain insurance proceeds relating to the Financed Vehicles and the Obligors, (d) the Related Agreements, (e) certain additional property specified in this Agreement and (f) all income and proceeds of the foregoing.

          5. Accordingly, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

          SECTION 1.1. Certain Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, whenever capitalized shall have the meanings set forth below. In addition, any capitalized words and phrases not defined herein shall have the meanings specified in the Custody Agreement:

          "Accepted Servicing Standards" shall have the meaning specified in
Section 12.1.

          "Accrued Interest" means, with respect to any Advance as of any day, an amount equal to the sum of (a) the product of (i) the Applicable Rate for such Advance, (ii) the principal balance of such Advance outstanding on such day and (iii) a fraction (A) the numerator of which is the actual number of days from and including the Advance Date on which such Advance was made to but excluding the date of determination and (B) the denominator of which is 360, plus (b) all Accrued Interest with respect to such Advance which was due but not paid on the immediately preceding Distribution Date (with interest thereon, to the extent permitted by applicable law, at the Late Payment Rate).

          "Advance" shall have the meaning specified in Section 2.1.

          "Advance Date" means the date on which an Advance is made by CSFB to a Borrower.

          "Advance Rate Percentage" shall mean, with respect to a Receivable, a fraction, expressed as a percentage, the numerator of which is the purchase price paid by the applicable Borrower to the Dealer for such Receivable net of any fees (including fees paid to the Dealer) and expenses paid by such Borrower in connection with the acquisition of such Receivable by such Borrower, and the denominator of which is the Amount Financed under such Receivable.

          "Affiliate" of any Person means any Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with such Person. For purposes of this definition of "Affiliate", the term "control" (including the terms "controlling, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause a direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Aggregate Principal Balance" means, with respect to any date of determination, the sum of the Principal Balances for all Eligible Receivables.

          "Agreement" means this Agreement, as the same may be amended and supplemented from time to time.

          "Amount Financed" means, with respect to a Receivable, the aggregate amount originally advanced to the Obligor under the Receivable toward the purchase price of the Financed Vehicle plus any related costs.

          "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges stated in the Receivable.

          "Applicable Cutoff Date" with respect to any Receivable shall have the meaning specified in the Borrowing Request listing such Receivable in the Schedule of Receivables.

          "Applicable Rate" with respect to each Interest Period commencing prior to the Commitment Termination Date, shall mean an interest rate equal to LIBOR plus 3.00% and, with respect to each Interest Period commencing on or after the Commitment Termination Date, shall mean an interest rate equal to the Prime Rate plus 3.00% as determined on the Commitment Termination Date.

          "Authorized Officers" means any person whose name appears on a list of Authorized Officers delivered to CSFB, the Borrowers, the Servicers and the Custodian, as the same may be amended from time to time.

          "Bankruptcy Code" means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101, et seq.

          "Borrowing Base" shall mean, as of any date of determination, the lesser of (i) the product of (x) the weighted average of all Advance Rate Percentages for all Eligible Receivables and (y) the Aggregate Principal Balance for all Eligible Receivables and (ii) the Collateral Value of all Eligible Receivables.

          "Borrowing Base Deficiency" shall mean, as of any date of determination, the amount by which (a) the aggregate principal balance of all outstanding Advances exceeds (b) the Borrowing Base.

          "Borrowing Request" means a request for an Advance delivered pursuant to Section 2.3 by a Borrower in the form set forth in Exhibit B.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, the State of New York, the State of Virginia or the State of Connecticut or the State in which the principal place of business of CSFB or the Borrowers is located shall be authorized or obligated by law, executive order, or governmental decree to be closed.

          "Casualty" means, with respect to a Financed Vehicle, the total loss or destruction of such Financed Vehicle as determined by the Servicer.

          "Change in Control" means, with respect to each Borrower, either (i) a change of control or ownership of such Borrower shall have occurred other than in connection with and as a result of the issuance and sale by such Borrower of common stock, or (ii) the chief executive officer of such Borrower ceases to be employed by such Borrower and functioning in such capacity and a successor reasonably acceptable to CSFB shall not have been immediately employed by such Borrower and commenced functioning in such capacity; provided, however, that in the event such chief executive officer ceases to be employed as a result of death or physical or mental disability, then such Borrower shall have thirty
(30) days from such cessation to employ a successor chief executive officer reasonably acceptable to CSFB.

          "Collateral" shall mean (i) all right, title and interest of each Borrower in and to the Receivables; (ii) all Liquidation Proceeds received with respect to such Receivables; (iii) all right, title and interest of each Borrower in and to the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of each Borrower in the Financed Vehicles, including, without limitation, the certificates of title with respect to the Financed Vehicles; (iv) all right, title and interest of each Borrower under any Insurance Policies; (v) all right, title and interest of each Borrower in and to any proceeds from claims on any physical damage, repossession loss, credit life and credit accident, vendor's single interest and health insurance policies or certificates relating to the Financed Vehicles or the Obligors, if any such policy is in effect; (vi) all right, title and interest of each Borrower in, to and under the Related Agreements; (vii) all right, title and interest of Borrower in and to refunds for the costs of extended service contracts with respect to Financed Vehicles, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle or such Obligor's obligations with respect to a Financed Vehicle and any recourse to Dealers for any of the foregoing; (viii) the Receivable File related to each Receivable; (ix) all amounts and property from time to time held in or credited to the Settlement Accounts; (x) all amounts and property from time to time held in the Lock-Boxes and representing collections on or proceeds of the Receivables; (xi) the income and proceeds of any and all of the foregoing; and
(xii) all documents, books, records and other information (including, without limitation, computer programs, tapes, discs, customer lists, credit files, ledger cards, computer software and hardware, electronic data processing software, printouts and other computer materials and records) of each Borrower evidencing or containing information regarding any of the foregoing.

          "Collateral Value" shall mean, with respect to a Receivable, the value of such Receivable as determined in good faith from time to time (but in no event less frequently than monthly) by CSFB in its sole discretion.

          "Collateral Value Deficiency Notice" shall have the meaning assigned thereto in Section 8.12.

          "Collection Period" means, with respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

          "Commitment Amount" means One Hundred Million Dollars ($100,000,000).

          "Commitment Termination Date" means the earliest to occur of (i) the Distribution Date occurring in the 36th calendar month following the date of this Agreement, (ii) at CSFB's or the Borrowers' (on a joint basis) option, the date on which either CSFB or the Borrowers (on a joint basis) give notice of termination pursuant to Section 3.3(b), (iii) the date CSFB gives notice of termination pursuant to Section 3.3(c), and (iv) the date on which termination occurs or is deemed to occur pursuant to Section 10.2.

          "Computer File" means the computer tape or listing generated by or on behalf of the applicable Borrower which provides information relating to the Receivables in a format as may be requested by CSFB, including, without limitation, the information set forth in Schedule I.

           "Confirmation" means a confirmation of the terms of a request for an Advance delivered pursuant to Section 2.3 by the Lender in the form of Exhibit D.

          "Credit Policy" means, with respect to each Borrower, the credit origination policies or underwriting guidelines of such Borrower, as modified without violating the terms of this Agreement or as otherwise consented to by CSFB, delivered by such Borrower to CSFB prior to the date of this Agreement and from time to time thereafter pursuant to Section 8.4(a)(x).

          "Custodian" means Crestar Bank, Richmond, Virginia, a Virginia banking corporation, or its successors and (to the extent permitted under the Custody Agreement) assigns as custodian under the Custody Agreement.

          "Custodian Fee" means the fee and expenses of the Custodian payable by the Borrowers in accordance with an existing agreement between the Borrowers and the Custodian.

          "Custodian's Office" means the office of the Custodian, which shall initially be located at 919 East Main Street, 10th Floor, Richmond, Virginia 23219.

          "Custody Agreement" means that certain Custody Agreement dated as of December 9, 1996 among the Borrowers, CSFB and the Custodian.

          "Dealer" means, with respect to a Receivable, any licensed motor vehicle dealer who sold a Financed Vehicle to an Obligor and who originated such Receivable that was acquired by a Borrower.

          "Dealer Agreement" means an agreement between a Borrower and a Dealer relating to the sale of motor vehicle retail financing agreements (and installment notes, if any) pursuant to which such Borrower acquires Receivables and all documents and instruments relating thereto.

          "Dealer Assignment" means, with respect to a Receivable, the executed assignment executed by a Dealer conveying such Receivable to the applicable Borrower.

          "Defaulted Receivable" means, on any date of determination, any Receivable with respect to which (i) an Obligor has failed to make a Scheduled Payment for sixty (60) days or more, (ii) the Servicer has repossessed the Financed Vehicle, or (iii) such Receivable is in default and the applicable Servicer has determined in good faith that payments under such Receivable are not likely to be resumed.

          "Determination Date" means, with respect to any Distribution Date, the third (3rd) Business Day prior to such Distribution Date.

          "Distribution Date" means, for each Collection Period, the fifteenth
(15th) day of the following month, or if such day is not a Business Day, the next following Business Day, commencing on January 15, 1997.

          "Eligible Account" means a segregated account that is maintained with a depository institution acceptable to CSFB.

          "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

                    (a) direct obligations of, and obligations fully guaranteed as to the full and timely payment of principal and interest by, the United States of America or any agency thereof;

                    (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of Moody's and Standard & Poor's in the highest investment category granted thereby;

                    (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of Moody's and Standard & Poor's in the highest investment category granted thereby;

                    (d) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                    (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed as to the full and timely payment by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) or (ii) a depository institution or trust company whose commercial paper or other short term and long term unsecured debt obligations are rated not less than the highest investment category granted by Moody's and Standard & Poor's;

                    (f) money market mutual funds registered under the Investment Company Act of 1940, as amended, having a rating, at the time of such investment, from each of Moody's and Standard & Poor's in the highest investment category granted thereby; and

                    (g) any other investment as may be acceptable to CSFB, as evidenced by a writing to that effect, as may from time to time be confirmed in writing to the Custodian by CSFB.

          "Eligible Receivable" shall mean, with respect to a Receivable, on any date of determination, a Receivable that complies in all respects with the representations and warranties set forth in Section 7.2 and which Receivable is not a Defaulted Receivable or a Liquidated Receivable.

          "ERISA" means the Employee Retirement Income Security Act of 1974, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

          "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

                    (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

                    (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors or shall fail to or admit in writing its inability to pay its debts generally as they become due or, if such Person is a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

          "Event of Default" means an event specified in Section 10.1.

          "Financed Vehicle" means a new or used automobile, together with all accessions thereto, securing an Obligor's indebtedness under a Receivable.

          "Financial Statements" means the financial statements, documents, reports and other information delivered pursuant to Section 8.4.

          "Guarantor" means AutoInfo, Inc., or any successor thereto.

          "Guaranty Agreement" means the guaranty dated as of December 9, 1996, issued by the Guarantor, AutoInfo, Inc., for the benefit of CSFB.

          "Holder" means CSFB and any other person to which CSFB has assigned or transferred an interest in the Promissory Note, and their respective successors and assigns.

          "Insurance Policy" means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 7.2(m)) benefiting the holder of the Receivable providing loss or physical damage and credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

          "Interest Period" means, with respect to any Advance, the period from and including the Advance Date with respect to such Advance to but excluding the next succeeding Distribution Date.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

          "Late Payment Rate" as of any day shall mean an annual interest rate equal to three (3) percentage points above the Prime Rate, each change in such rate to take effect simultaneously with any change in such Prime Rate.

          "Lender" means CS First Boston Mortgage Capital Corp. or any successor or assign thereto.

          "LIBOR" means for each Interest Period the offered rate for United States dollars with a maturity of one month which appears on Dow Jones Telerate Service page 3750 as of 9:00 A.M. New York City time, on the day that is the first LIBOR Determination Date of the calendar month in which the Advance Date occurs; provided, however, that if such rate does not appear on the Dow Jones Telerate Service page 3750 (or such other page as may replace that page on that service) or if such service is no longer offered, the rate for United States dollars with a maturity of one month quoted by such other service as may be selected by CSFB on each LIBOR Determination Date.

          "LIBOR Determination Date" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of London, England are required or authorized by law to be closed.

          "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

          "Liquidated Receivable" means, with respect to any date of determination, a Receivable as to which (i) sixty (60) days have elapsed since the applicable Servicer repossessed the Financed Vehicle, (ii) the applicable Servicer has determined in good faith that all amounts it expects to recover have been received, or (iii) the Financed Vehicle has been sold and the proceeds received.

          "Liquidation Proceeds" means, with respect to a Liquidated Receivable, the monies collected from whatever source, whether during or after the Collection Period in which such Receivable became a Liquidated Receivable, net of the reasonable costs of liquidation plus any amounts required by law to be remitted to the Obligor; provided that, in no event shall the Liquidation Proceeds with respect to any Receivable be less than zero.

          "Lock-Box" means a segregated post-office box designated as such, established and maintained pursuant to the applicable Lock-Box Agreement and identified in Section 6.1(a).

          "Lock-Box Agreement" means the agreement dated December 9, 1996, between the Lock-Box Bank and AutoInfo Finance or the agreement dated December 9, 1996 between the Lock-Box Bank and Car Loan Co., as each agreement may be amended, modified or supplemented from time to time.

          "Lock-Box Bank" means Crestar Bank, Norfolk, Virginia, at which each Lock-Box is established and maintained, as specified in Section 6.1(a).

          "Maximum Advance Amount" means the excess of the Borrowing Base over the principal balance of all outstanding Advances.

          "Minimum Advance Amount" shall mean One Million Dollars ($1,000,000).

          "Monthly Servicing Fee" means the fee payable to each Servicer for services rendered by it during the respective Collection Period, determined pursuant to Section 12.7.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) in respect of which a Borrower makes contributions or has liability.

          "Obligations" means all obligations of the Borrowers to CSFB arising under or in connection with this Agreement, the Promissory Note or any other Related Agreement, in each case, howsoever created, arising or evidenced, whether direct or indirect, joint or several, joint and several, absolute or contingent, or now or hereafter existing, or due or to become due, including, without limitation, interest accruing after the filing of a bankruptcy petition, whether or not allowed as a claim.

          "Obligor" means, with respect to a Receivable, the purchaser or co-purchasers of the related Financed Vehicle or any other Person who owes or may be liable for payments under such Receivable.

          "Officer's Certificate" means a certificate signed by the chairman of the board, the president, any vice chairman of the board, any vice president, the treasurer, the controller or any assistant treasurer or any assistant controller of a Borrower or a Servicer, as appropriate.

          "Opinion of Counsel" means a written opinion of counsel (who may be counsel to the Borrower or Servicer) which counsel and opinion shall be acceptable to CSFB in form and substance.

          "Pension Plan" means any Plan (other than a Multiemployer Plan) subject to Title IV of ERISA, which is maintained by a Borrower or in respect of which such Borrower has liability.

          "Person" means any individual, corporation, limited liability company or partnership, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

          "Plan" means an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code.

          "Potential Event of Default" means an event or circumstance which, with the giving of notice, the passage of time, or both, would constitute an Event of Default or Servicer Default.

          "Prime Rate" means, with respect to any date of determination, the daily prime loan rate as reported in The Wall Street Journal as most recently available as of the date of determination or, if such rate is not published for any reason, a daily prime loan rate from a comparable financial publication.

          "Principal Balance" means, with respect to a Receivable, as of any date of determination, the Amount Financed minus the sum of the following amounts determined without duplication, (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable; (ii) any refunded portion of extended warranty protection plan costs or of physical damage, credit life, or credit accident or health insurance premiums included in the Amount Financed; and (iii) any prepayment in full or any partial prepayments applied to reduce the Principal Balance of such Receivable.

          "Promissory Note" has the meaning specified in Section 2.2.

          "Rating Agency" shall mean Standard & Poor's and Moody's or any other nationally recognized rating agency as may be designated by CSFB from time to time.

          "Receivable" means each motor vehicle retail financing agreement or contract (and any related note or installment note and security agreement) for a Financed Vehicle which shall appear on Schedule A to any Borrowing Request (which Schedule A may be in the form of microfiche or computer file) and which is the subject of this Agreement, and all interest, rights and obligations thereunder including all proceeds thereof.

          "Receivable File" shall have the meaning assigned thereto in the Custody Agreement.

          "Receivable Information List" means the list of Receivables delivered by a Borrower to the Custodian, substantially in the form of Schedule I, setting forth categories of information contained in such Schedule I with respect to each Receivable, possession of which is maintained by the Custodian pursuant to the terms of the Custody Agreement.

          "Related Agreements" shall mean this Agreement, the Promissory Note, each Dealer Agreement, each Dealer Assignment, the Custody Agreement and each Lock-Box Agreement.

          "Related Collection Period" means, with respect to any date of determination, the Collection Period most recently ended as of such date.

          "Scheduled Payment" means, for any Collection Period for any Receivable, the amount indicated in such Receivable as required to be paid by the Obligor in such Collection Period (without giving effect to deferments of payments pursuant to Section 12.2 or any rescheduling of payments in any insolvency or similar proceedings).

          "Schedule of Receivables" means the list of Receivables attached as Schedule A to a Borrowing Request.

          "Servicer" means AutoInfo Finance of Virginia, Inc., or Car Loan Co., Inc., as applicable, and each successor thereto, in the capacity as servicer for its respective Receivables pursuant to the terms of this Agreement.

          "Servicer Default" has the meaning specified in Section 13.1.

          "Servicing Policies" means the servicing and collection policies and procedures of each Servicer delivered to CSFB by the initial Servicers prior to the date of this Agreement or, if and when applicable, by a successor servicer prior to the date on which such successor servicer commenced servicing the Receivables pursuant to this Agreement.

          "Servicing Rate" shall be 3.00% per annum.

          "Settlement Account" means an account designated as such, established and maintained pursuant to Section 6.1(b) and the Custody Agreement.

          "Standard Poor's" means Standard & Poor's Ratings Services, a Division of the McGraw Hill Companies.

          "State" means any State of the United States of America, or the District of Columbia.

          "Structuring Advisory Fee" means the structuring advisory fee in the amount of $750,000.00 in consideration of advisory services provided by CSFB to each of the Borrowers and AutoInfo, Inc., with respect to the advice on the method of financing Receivables and other sub-prime auto loans in their respective portfolios, including, among other services, advice and consultations regarding structuring options and transaction costs and valuation reviews.

          "Subordinated Debt" shall have the meaning assigned thereto in Section 8.11.

          "Trust Receipt" shall have the meaning assigned thereto in the Custody Agreement.

          "UCC" shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

                                   ARTICLE II

                                 LOAN PROCEDURES

           SECTION 2.1. Advances. Subject to the terms and conditions of this Agreement, CSFB has agreed to make advances (each, an "Advance" and collectively, the "Advances") to the Borrowers from time to time prior to the Commitment Termination Date; provided, that (a) the amount of any Advance on an Advance Date shall not exceed the Maximum Advance Amount, and (b) the aggregate principal amount of all Advances outstanding to the Borrowers on any day shall not exceed the Commitment Amount on such Advance Date. Each Advance shall mature and be payable in full on the Commitment Termination Date. Each Borrower shall deliver a Borrowing Request in the form of Exhibit B to CSFB and the Custodian and as specified in Section 2.3 below.

           On each Distribution Date the outstanding principal amounts of all Advances to each of the Borrowers (after giving effect to all principal payments made on such Advances on such Distribution Date) will be aggregated and automatically consolidated into a single Advance to the Borrowers (i.e., the Advance Date with respect to such consolidated Advance (for which no additional Borrowing Request shall be required) will be such Distribution Date for purposes of determining the Applicable Rate and calculating Accrued Interest) which will accrue interest at the Applicable Rate for the related Interest Period.

          SECTION 2.2. Promissory Note. The Advances shall be evidenced by a promissory note issued by the Borrowers (as from time to time supplemented, extended or replaced, the "Promissory Note"), substantially in the form set forth in Exhibit A, with appropriate insertions, dated as of the date of this Agreement, payable to the order of CSFB and its assigns.

          SECTION 2.3. Advance Procedure.

          (a) A Borrower shall deliver to CSFB and Custodian a Borrowing Request (in the form of Exhibit B) and a Computer File no later than 12:00 p.m., New York City time, at least two (2) Business Days prior to the proposed Advance Date specified in such Borrowing Request. Each Borrowing Request shall be irrevocable, and shall (i) specify, among other things, (w) the amount of the proposed Advance, (x) the proposed Advance Date, (y) the aggregate Principal Balance of the Receivables subject to such Advance as of the Applicable Cutoff Date, and (z) the weighted average Advance Percentage Rate for such Receivables and (ii) contain attached thereto a Schedule of Receivables listing such Receivables. No Advance shall be for an initial aggregate principal amount of less than the Minimum Advance Amount.

          (b) When CSFB determines that the Receivables identified in the Schedule of Receivables attached to the Borrowing Request are Eligible Receivables, CSFB will confirm the terms of each Advance by delivering a written confirmation to the applicable Borrower on or before the related Advance Date, in the form of Exhibit D (a "Confirmation"). On the terms and subject to the conditions of the Confirmation and this Agreement, on or before 2:00 p.m., New York City time, on the Advance Date, CSFB shall, in accordance with the applicable Borrower's wiring instructions set forth in the related Borrowing Request, transfer on the same day in immediately available funds to the applicable Borrower's account specified in such Borrowing Request the amount specified in such Confirmation.

          (c) Each Borrowing Request made pursuant to this Section 2.3 shall constitute the applicable Borrower's representation and warranty that all of the applicable conditions contained in Article III will, after giving effect to such Advance, be satisfied and be true and correct. A Borrower's acceptance of funds advanced by CSFB on the Advance Date shall be deemed such Borrower's acknowledgment of and agreement with such Confirmation, and upon acceptance of such funds advanced by CSFB, the applicable Borrower shall execute such Confirmation where provided therein and return the original executed copy of such Confirmation to CSFB within forty-eight (48) hours following the funding of such Advance.

          (d) Any Confirmation by CSFB shall be deemed to have been received by the applicable Borrower (i) on the date sent if given by telecopy, telex or other telecommunication device capable of transmitting or creating a written record directly to the office of such Borrower, and (ii) on the Business Day following the day sent if sent by a nationally recognized overnight courier service.

          SECTION 2.4. Recordkeeping. CSFB shall record in its records, or at its option on a schedule attached to the Promissory Note, the date and amount of each Advance made hereunder, each repayment thereof, and the other information provided for thereon. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Promissory Note. The failure so to record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Borrowers hereunder or under the Promissory Note to repay the principal amount of all Advances made to it, together with all interest accruing thereon, and any other amounts payable hereunder and under any other Related Agreements.

          SECTION 2.5. Joint and Several. The Advances made by CSFB to any of the Borrowers shall be deemed to be made to the Borrowers jointly and severally and accordingly shall constitute the joint and several obligations of the Borrowers. Any obligations of the Borrowers to make payments to CSFB hereunder, under the Promissory Note and under any other Related Agreements shall be the joint and several obligations of the Borrowers.

          SECTION 2.6. Certain Waivers. Each Borrower hereby waives presentment, demand for payment, notice of dishonor and protest, notice of the creation of any of the Obligations and all other notices whatsoever to such Borrower with respect to the Obligations. The obligations of the Borrowers under this Agreement, the Promissory Note and the other Obligations shall not be affected by (i) the failure of CSFB or the holder of the Promissory Note or holders of any of the Obligations to assert any claim or demand or to exercise or enforce any right, power or remedy against a Borrower or the Collateral or Guarantor or otherwise, (ii) any extension or renewal for any period (whether or not longer than the original period) or exchange of any of the Obligations or the release or compromise of any obligation of any nature of any Person with respect thereto, (iii) the surrender, release or exchange of all or any part of any property (including the Collateral) securing payment and performance of any of the Obligations or the compromise or extension or renewal for any period (whether or not longer than the original period) of any obligations of any nature of any Person with respect to any such property (including the Collateral), and (iv) any other act, matter or thing which would or might, in the absence of this provision, operate to release, discharge or otherwise affect the obligations of a Borrower.

          SECTION 2.7. Fees.

                    (a) In the event that a Borrower or its parent, AutoInfo, Inc., does not use or engage CSFB or any of its Affiliates in any manner with respect to a securitization or other disposition involving any of the applicable Receivables subject to this Agreement, such Borrower shall pay, upon release of CSFB's security interest in the related Receivables, a fee equal to the following (the "Exit Fee"):
          (i) if the related Receivables have in the aggregate an outstanding principal balance of $25,000,000 or less at the time of such release, the Exit Fee shall be an amount equal to the product of (x) 1.0% and
          (y) such outstanding principal balance; (ii) if the related Receivables have in the aggregate an outstanding principal balance greater than $25,000,000 but less than or equal to $50,000,000 at the time of such release, the Exit Fee shall be an amount equal to the product of (x) .75% and (y) such outstanding principal balance; and
          (iii) if the related Receivables have in the aggregate an outstanding principal balance greater than $50,000,000 at the time of such release, the Exit Fee shall be .50% of such outstanding principal balance; provided, however, that in the event CSFB elects to terminate this Agreement pursuant to Section 3.3(b) or Section 3.3(c), such Borrower shall not be obligated to pay an Exit Fee upon release of CSFB's security interest in the related Receivables.

                    (b) Upon execution of this Agreement, the Borrowers shall pay to CSFB the Structuring Advisory Fee in immediately available funds in accordance with the wire instructions provided by CSFB. The Structuring Advisory Fee is non-refundable.

                    (c) In the event a Borrower or its parent, AutoInfo, Inc., uses or engages CSFB or any of its Affiliates as lead manager in a securitization transaction or other disposition involving the applicable Receivables subject to this Agreement, such parties shall enter into a separate agreement and a securitization fee arrangement referred to and set forth in the letter dated October 31, 1996 between CSFB and AutoInfo, Inc.

                                   ARTICLE III

                                   CONDITIONS

           SECTION 3.1. Initial Advance. The effectiveness of this Agreement and the obligation of CSFB to make the initial Advance to each Borrower shall be subject to the delivery of each of the following documents, on or prior to such effectiveness, in form and substance satisfactory to CSFB:

                    (a) Promissory Note. The Promissory Note duly executed by the Borrowers in an original maximum principal amount equal to the Commitment Amount;

                    (b) Organizational Documents. The articles of incorporation of each Borrower, each duly certified by the Secretary of State of the jurisdiction of its formation together with a copy of the bylaws of each Borrower, each duly certified by the Secretary or an Assistant Secretary of each Borrower;

                    (c) Resolutions. Copies of resolutions of the Board of Directors of each Borrower authorizing or ratifying the execution, delivery and performance of this Agreement, the Promissory Note, the Custody Agreement and those documents and matters required of it with respect thereto, duly certified by the Secretary or Assistant Secretary of each Borrower;

                    (d) Consents. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) with respect to this Agreement;

                    (e) Incumbency and Signatures. A certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names of the individual or individuals authorized to sign this Agreement, the Promissory Note and the other Related Agreements to be executed by such party, together with a sample of the true signature of each such individual (CSFB may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein);

                    (f) Opinions of Counsel. Opinions of Counsel from counsel to the Borrowers acceptable to CSFB covering such matters as CSFB shall reasonably request and satisfactory in form and substance to CSFB;

                    (g) Good Standing Certificates. Certificates of good standing for each Borrower in the jurisdiction of its organization and the jurisdiction of its principal place of business;

                    (h) Search Reports. A written search report from a Person satisfactory to CSFB listing all effective financing statements that name each Borrower as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to subsection (i) below, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to CSFB showing no evidence of any tax or judgment liens filed against each Borrower;

                    (i) Evidence. With respect to Receivables that are chattel paper, evidence of the filing of proper financing statements on Form UCC-1 with the State of Virginia and the State of Connecticut, as applicable, each indicating the Receivables as collateral, each executed by the applicable Borrower and each naming the applicable Borrower as debtor and CSFB as secured party, or other similar instruments or documents, as may be necessary or, in the reasonable opinion of CSFB, desirable under the UCC of all applicable jurisdictions to perfect the interest of CSFB in the Collateral;

                    (j) No Material Adverse Change. A certificate of the chief financial officer of each Borrower certifying that since March 31, 1996, there has been no material adverse change in the financial condition, business or results of operations of each such Borrower;

                    (k) Establishment of Settlement Accounts; Lock-Boxes. Evidence, in form and substance satisfactory to CSFB, that (i) the Settlement Accounts have been established by the Custodian in accordance with the terms of this Agreement, the Custody Agreement and the applicable Lock-Box Agreements, (ii) the Lock-Boxes have been established with the applicable Lock-Box Banks in accordance with the applicable Lock-Box Agreements, and (iii) the applicable Lock-Box Agreements, in form and substance satisfactory to CSFB, have been executed and delivered by the parties thereto;

                    (l) Payment of Fees. The Borrowers shall have paid to CSFB the Structuring Advisory Fee in accordance with Section 2.7(b);

                    (m) Warrant. A Warrant Agreement, in form and substance satisfactory to CSFB, shall have been executed and delivered by AutoInfo, Inc.;

                    (n) Custody Agreement. A Custody Agreement to cover the Receivables, in form and substance satisfactory to CSFB, shall have been executed and delivered by the parties thereto; and

                    (o) Consent and Release. Each Borrower shall have obtained:
          (i) a consent of FINOVA Capital Corporation ("FINOVA") to (x) the execution, delivery and performance by each Borrower of this Agreement and the other Related Agreements and (y) the execution, delivery and performance of AutoInfo, Inc. of the Guaranty; and (ii) a release of FINOVA's security interest in Receivables pledged or to be pledged to CSFB under this Agreement, in form and substance satisfactory to CSFB.

          SECTION 3.2. All Advances. All Advances (including the initial Advance) shall be subject to the further conditions precedent that:

                    (a) CSFB shall have received (i) from the applicable Borrower a completed Borrowing Request and Computer File and (ii) from the Custodian a Trust Receipt containing the Custodian's certification described therein and in the form attached to the Custody Agreement;

                    (b) prior to the delivery of the Borrowing Request to CSFB, the applicable Borrower shall have delivered to the Custodian in accordance with the terms hereof and the Custody Agreement, the Borrowing Request, the Receivable File and related Computer File with respect to each Receivable listed on the Schedule of Receivables attached to the applicable Borrowing Request; and

                    (c) on the date of such Advance, the following statements shall be true and correct, and the applicable Borrower, by accepting the amount of such Advance, shall be deemed to have represented and warranted that:

                              (i) the representations and warranties contained
                    in Section 7.1 with respect to such Borrower are true and correct in all material respects (to the extent that any such representation or warranty does not incorporate a materiality limitation in its terms) on and as of such date or dates as are set forth in Sections 7.1, which representations and warranties shall survive as specified therein;

                              (ii) the representations and warranties contained
                    in Section 7.2 are true and correct in all respects on and as of such date or dates as set forth in Section 7.2, which representations and warranties shall survive as specified therein;

                              (iii) no Potential Event of Default, Event of
                    Default, Servicer Default, or Borrowing Base Deficiency has occurred which is continuing and would remain in existence after, or would result from, the making of such Advance or from the application of the proceeds of such Advance;

                              (iv) no selection procedures adverse to the
                    interest of CSFB shall have been utilized in selecting the Receivables;

                              (v) the Commitment Termination Date shall not have
                    occurred;

                              (vi) all collections received by the applicable
                    Borrower or the applicable Servicer on or after the Applicable Cutoff Date with respect to the Receivables shall have been deposited into the applicable Settlement Account;

                              (vii) the Applicable Cutoff Date with respect to
                    the Receivables shall be no more than ten (10) Business Days prior to the Advance Date;

                              (viii) CSFB shall have received payment of all its
                    fees and reimbursement for all its out-of-pocket costs incurred in connection with entering into or enforcing this Agreement, including reasonable attorneys fees, provided that CSFB has delivered to the Borrowers an invoice therefor setting forth the amounts payable in reasonable detail;

                              (ix) such Advance shall be for an amount at least
                    equal to the Minimum Advance Amount;

                              (x) the aggregate amount of all Advances
                    outstanding to the Borrowers at any one time shall not exceed the Commitment Amount; and

                              (xi) CSFB shall have received such other documents
                    and instruments, and the Borrowers and the Servicers shall have taken all such other actions and delivered all such other instruments, documents and agreements as CSFB shall reasonably request.

          SECTION 3.3. Termination of Advance Commitment.

          (a) The commitment by CSFB to advance to the Borrowers hereunder shall terminate on the Commitment Termination Date, whereupon the Promissory Note and all other Obligations shall become immediately due and payable.

          (b) The Borrowers (acting jointly) and CSFB each shall have the option ("Termination Option") to terminate in whole on December 9, 1997 (the "First Termination Date") or on December 9, 1998 (the "Second Termination Date") the commitment by CSFB to advance hereunder, unless such commitment is terminated earlier in accordance with the terms of this Agreement. The Borrowers (acting jointly) or CSFB may exercise their respective Termination Option only upon delivery to the party not exercising its Termination Option a written notice at least fifteen (15) Business Days prior to the First Termination Date or the Second Termination Date, as the case may be. In the event CSFB and the Borrowers (acting jointly) do not exercise their respective Termination Option prior to the First Termination Date, CSFB and the Borrowers (acting jointly) shall still have the right to exercise their respective Termination Option with respect to the Second Termination Date.

          (c) Notwithstanding anything to the contrary contained herein, CSFB shall at any time have the right, exercised by written notice to the Borrowers, to terminate in whole or in part its commitment to advance hereunder if it determines in good faith, in its sole discretion, that there is no financing available to CSFB.

                                   ARTICLE IV

                             PRINCIPAL AND INTEREST

          SECTION 4.1. Interest. Each Borrower shall pay interest, at the Applicable Rate in effect from time to time, on the unpaid principal amount of each Advance for the period commencing on the date such Advance is made to such Borrower until such Advance is paid in full. Interest will be calculated on the basis of the actual number of days in the related Interest Period and a 360 day year and will be payable on each Distribution Date.

          SECTION 4.2. Prepayments. Each Borrower shall be entitled to prepay any outstanding Advance (plus Accrued Interest thereon) in whole or in part on any Business Day specified by such Borrower with at least seven (7) Business Days' prior written notice to CSFB, provided that such Borrower prepays such outstanding Advance in whole or in part on such Business Day, provided, further that each prepayment shall be subject to payment by such Borrower on such Business Day of an Exit Fee in accordance with the terms and conditions of
Section 2.7(a), which Exit Fee shall be separate and in addition to any such prepayment amounts. The amounts so prepaid (excluding any Exit Fee) shall be applied to Accrued Interest and other charges accrued on such Advances to the day such prepayment shall have been received by CSFB, in such order as CSFB shall determine in its sole discretion, and then to the outstanding principal amounts of such Advances.

          SECTION 4.3. Borrowing Base Deficiency as of a Determination Date. If, on a Determination Date, a Borrowing Base Deficiency exists as of such Determination Date, then, on the next succeeding Distribution Date the amount of such Borrowing Base Deficiency shall be satisfied out of the Settlement Accounts in accordance with the terms of the Custodial Agreement.

          SECTION 4.4. Collateral Value Deficiency. If CSFB, at any time other than on a Determination Date, determines, in its sole discretion, that the Collateral Value of the Receivables in the aggregate is less than the product of
(x) the aggregate weighted average of all Advance Rate Percentages for all such Receivables and (y) the aggregate Principal Balance of all such Receivables ("Collateral Value Deficiency"), the Borrowers shall, upon receipt of notice ("Collateral Value Deficiency Notice") from CSFB of a Collateral Value Deficiency, transfer to CSFB, as additional Collateral, either cash or additional Eligible Receivables in the amount equal to the amount of such Collateral Value Deficiency specified in such notice prior to 4:00 p.m. New York City time on the date of such notice, provided such notice is given to the Borrowers at or prior to 1:00 p.m. New York City time; provided, further, that if such notice is given after 1:00 p.m. New York City time, the Borrowers shall transfer such cash or additional Eligible Receivables prior to 4:00 p.m. New York City time on the Business Day immediately following the date of such notice.

                                    ARTICLE V

                                   COLLATERAL

          SECTION 5.1. Grant of Security Interest. As security for the prompt and complete repayment of the principal of and interest on the Advances and the performance of the Obligations hereunder, each Borrower hereby grants to CSFB a continuing, first-priority security interest in all of such Borrower's right, title and interest in and to each item constituting the Collateral whether now owned or hereafter acquired.

          SECTION 5.2. Change of Location or Name. So long as any of the Obligations shall remain outstanding or the Commitment Termination Date shall not have occurred, each Borrower will not change (a) the location of its principal place of business, chief executive office or its consolidated records concerning its business and financial affairs, or (b) its legal name or the name under or by which it conducts its business, in each case without first giving CSFB at least thirty (30) days' advance written notice thereof and having taken any and all actions required to maintain and preserve the first priority perfected Lien of CSFB on the Collateral, as evidenced by an Opinion of Counsel satisfactory to CSFB; provided, however, that notwithstanding the foregoing, each Borrower shall not change the location of its principal place of business, chief executive office or its consolidated records concerning its business and financial affairs to any place in Louisiana or outside the United States of America.

          SECTION 5.3. Deliveries; Further Assurances. Each Borrower agrees that it will, at its sole expense, (i) immediately deliver or cause to be delivered to the Custodian, in due form for transfer, all securities, chattel paper, instruments and documents, if any, at any time representing all or any of the Collateral, including the Receivable File pursuant to Section 5.4, and (ii) execute and deliver, or cause to be executed and delivered to the Custodian in due form for filing or recording (and pay the cost of filing or recording the same in all public offices reasonably deemed necessary or advisable by such Borrower or CSFB), such assignments, security agreements, mortgages, consents, waivers, financing statements, and other documents, and do such other acts and things, all as may from time to time be reasonably necessary or desirable to establish and maintain to the satisfaction of CSFB a valid first priority perfected Lien on and security interest in all of the Collateral now or hereafter existing or acquired to secure payment and performance of the Obligations.

          SECTION 5.4. Delivery of Receivable Files. Prior to the delivery of a Borrowing Request and each Advance, the applicable Borrower shall transfer and deliver to the Custodian at the Custodian's Office the Receivable File for each Receivable listed on the applicable Schedule of Receivables, to be held by the Custodian as the bailee of and on behalf of CSFB. As of the making of each Advance, all blanks on any form shall have been properly filled in and each form shall have otherwise been correctly prepared. Notwithstanding the above, the originals of the complete Receivable File for each Receivable shall be in the possession of the Custodian. Each Servicer shall hold all other documents with respect to the Receivables as custodian for CSFB in accordance with Section 12.14.

          SECTION 5.5. Hypothecation or Pledge of Collateral. Nothing in this Agreement shall preclude CSFB from transferring, pledging, repledging, hypothecating, or rehypothecating any of the Collateral, but no such transaction shall relieve CSFB of its obligations to the applicable Borrower under this Agreement or the Custody Agreement with respect to the Collateral or impair the Borrower's right to obtain the Collateral as provided herein.

                                   ARTICLE VI

                              ACCOUNTS; COLLECTIONS

          SECTION 6.1. Establishment of Lock-Boxes and Settlement Accounts.

                    (a) Lock-Boxes.       (i) AutoInfo Finance of Virginia, Inc.
          has established a Lock-Box with Crestar Bank, Norfolk, Virginia, as a Lock-Box Bank.

                                          (ii) Car Loan Co., Inc. has
          established a Lock-Box with Crestar Bank, Norfolk, Virginia, as a Lock-Box Bank.

                    (b) Settlement Accounts. Each Borrower shall establish with the Custodian in accordance with the terms of the Custody Agreement a separate Settlement Account for the benefit of CSFB, which each such Settlement Account shall be an Eligible Account.

          SECTION 6.2. Collections. Each Servicer shall make diligent and reasonable efforts to collect all payments called for under the terms of the Receivables as and when the same shall become due and payable consistent with the terms of such Receivables and this Agreement and in accordance with the Accepted Servicing Standards. On each Business Day, pursuant to and in accordance with the applicable Lock-Box Agreement, the applicable Lock-Box Bank shall transfer any payments from Obligors and other payments in respect of the Collateral received in such Lock-Box to the applicable Settlement Account. In addition, each Servicer and each Borrower shall remit directly into the applicable Settlement Account all payments by or on behalf of the Obligors received by such Servicer or such Borrower, as applicable, with respect to the Receivables and other Collateral, and all Liquidation Proceeds and other recoveries as soon as practicable after receipt thereof (but in any event no later than one (1) Business Day following receipt thereof.) Each Servicer shall cause all collections on the Receivables financed with the proceeds of Advances to be identified to the Receivables to which such collections respectively relate, and posted in the records of such Servicer accordingly, as soon as practicable but not later than the second (2nd) Business Day following receipt thereof by such Servicer.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

          SECTION 7.1. Representations and Warranties as to each Borrower. To induce CSFB to enter into this Agreement and to make Advances hereunder, each Borrower hereby makes and shall be deemed to have made the following representations and warranties to CSFB as to such Borrower as of the execution and delivery of this Agreement, as of each day during the term of this Agreement and as of the making of each Advance to such Borrower, which representations and warranties shall survive the making of each such Advance and shall continue until this Agreement is terminated.

                    (a) Due Organization; Qualification; Power and Authority. Each Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of the jurisdiction of its incorporation, (ii) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations make such qualification necessary, and (iii) has all corporate powers and authorizations and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Agreement and the other Related Agreements.

                    (b) Due Authorization. The execution, delivery and performance of each of the Related Agreements by each Borrower are within its corporate powers and have been duly authorized by all necessary corporate action and do not require any additional approvals or consents or other action by or any notice to or filing with any Person.

                    (c) Noncontravention. None of the execution and delivery of the Related Agreements by each Borrower, the consummation of the transactions contemplated thereby or the satisfaction of the terms and conditions of the Related Agreements (i) contravenes, conflicts with, or results in any breach or violation of any provision of the articles or certificate of incorporation or by-laws of such Borrower or any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award currently in effect having applicability to such Borrower, or any of its properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over such Borrower, (ii) constitutes a default by such Borrower under or a breach of any provision of any loan or credit agreement, mortgage, indenture or other agreement or instrument to which such Borrower or any of its Affiliates is a party or by which it or any of its properties is or may be bound or affected, or (iii) results in or requires the creation of any lien upon or in respect of any of the assets of such Borrower or any of its Affiliates except as otherwise expressly contemplated by this Agreement or any other Related Agreement.

                    (d) Valid and Binding Obligations. Each of the Related Agreements to which each Borrower is a party when executed and delivered by such Borrower will constitute the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally, and general equitable principles.

                    (e) Legal Proceedings. There is no action, suit, proceeding or investigation pending or, to the knowledge of each Borrower, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over such Borrower or its properties that, if adversely determined would materially and adversely affect the financial condition, operations or business prospects of such Borrower or any of its Affiliates or would adversely affect any Receivable.

                    (f) No Consents. Except as set forth in Schedule 7.1(f), no consent, license, approval or authorization from, or registration, filing or declaration with, any regulatory body, administrative agency, or other governmental instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other nongovernmental person, is required in connection with the execution, delivery and performance by each Borrower of this Agreement or of any other Related Agreement.

                    (g) Accuracy of Information. There is no fact known to each Borrower which has a reasonable likelihood of causing a material adverse effect with respect to such Borrower and its financial condition or of causing an adverse effect with respect to the Receivables. None of the documents or information prepared by or on behalf of each Borrower and provided by such Borrower to CSFB relating to such Borrower or its financial condition (A) contain any statement of material fact with respect to such Borrower or its financial condition that was untrue or misleading in any respect when made or
          (B) omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Since the furnishing of such documents or information, there has been no change, nor any development or event involving a prospective change known to each Borrower, that would render any such documents or information untrue or misleading in any material respect.

                    (h) Employee Benefit Plans. During the twelve consecutive month period prior to (x) the date of this Agreement and (y) the applicable Advance Date, (i) no steps have been taken by the Pension Benefit Guaranty Corporation, each Borrower or to the knowledge of such Borrower, by any Person, to terminate any Pension Plan (other than a Pension Plan with no unfunded benefit liabilities on a termination basis); and (ii) no contribution failure has occurred with respect to any Pension Plan maintained by each Borrower sufficient to give rise to a lien under Section 302(f)(1) of ERISA in connection with such Pension Plan; and (iii) no condition exists or event or transaction has occurred with respect to any Plan which could reasonably be expected to result in the incurrence by each Borrower of liabilities, fines or penalties in an amount that is reasonably likely to have a materially adverse effect on the ability of such Borrower to perform its obligations under this Agreement or the Promissory Note, or the other Related Agreements.

                    (i) Financial Statements. The Financial Statements of each Borrower, copies of which have been furnished to CSFB, (i) present fairly the financial condition and results of operations of each of the Borrowers as of the dates and for the periods indicated and (ii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent Financial Statements, there has been no material adverse change in such financial condition or results of operations. Except as disclosed in the Financial Statements or otherwise disclosed to CSFB in writing, neither of the Borrowers is subject to any contingent liabilities or commitments that, individually or in the aggregate, if made absolute would have a material adverse effect in respect of such Borrower and its business or operations.

                    (j) Use of Proceeds. The proceeds of the Advances will be used by each Borrower solely to purchase Eligible Receivables from Dealers.

                    (k) Ownership of Borrower. Except as set forth on Schedule 7.1(k), each Borrower has no subsidiaries and owns no capital stock of, or other interest in, any other Person. Each Borrower is a wholly-owned subsidiary of AutoInfo, Inc.

                    (l) Business Locations: Trade Names. Schedule 7.1(l) lists
          (i) where each Borrower maintains its chief executive office, principal place of business, and the location of its consolidated business and financial records, and (ii) each Borrower's legal name and each name under or by which each Borrower conducts its business.

                    (m) Taxes. Each Borrower has filed all tax returns which have been required to be filed by it, and has paid or provided adequate reserves for the payment of all taxes, including, without limitation, all payroll taxes and federal and state withholding taxes, and all assessments payable by it that have become due, other than those that are not yet delinquent or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with generally accepted accounting principles.

                    (n) Solvency; Fraudulent Conveyance. Each Borrower is solvent and will not be rendered insolvent by the transfer, assignment and pledge of the Receivables hereunder and pursuant hereto, and, after giving effect to any such transfer, assignment or pledge, each Borrower will not be left with an unreasonably small amount of capital with which to engage in its business. Each Borrower does not intend to incur, or does not believe that it has incurred, debts beyond its ability to pay such debts as they mature. Each Borrower is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such Borrower or any of its assets.

                    (o) Investment Company Act. Each Borrower is not registered or required to be registered under the Investment Company Act of 1940, as amended, and each Borrower is not controlled by an "investment company" registered or required to be registered under the Investment Company Act.

                    (p) Compliance With Law, Etc. No practice, procedure or policy employed or proposed to be employed by each Borrower in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to it which, if enforced, would result in a material adverse effect upon such Borrower.

                    (q) Independent Entity. Each Borrower is a separate and independent corporate entity from the custodian named in the Custody Agreement; each Borrower does not own a controlling interest in such custodian either directly or through Affiliates; and no director or officer of such Borrower is also a director or officer of such custodian.

          SECTION 7.2. Representations and Warranties Regarding the Receivables. To induce CSFB to enter into this Agreement and to make Advances hereunder and thereunder, each Borrower hereby makes and shall be deemed to have made the following representations and warranties to CSFB with respect to each Receivable transferred, assigned and pledged by it as of each Advance Date and as of each date thereafter, which representations and warranties shall survive the making of each Advance and the transfer, assignment and pledge of such Receivable and shall continue until this Agreement is terminated:

                    (a) Characteristics of Receivables. Each Receivable (1) has been originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in accordance with the applicable Credit Policy in the ordinary course of the Dealer's business, and such Dealer had all necessary licenses and permits to originate Receivables in the state where the Dealer is located; (2) is evidenced by a retail installment sales agreement or contract which has been fully and properly executed by the parties thereto and has been purchased or otherwise originated by the Dealer in connection with the sale of Financed Vehicles by such Dealer, without any fraud or misrepresentation on the part of the Dealer or on the part of the Obligor; (3) has created a valid, perfected, subsisting, and enforceable first priority security interest in favor of the Dealer with respect to such Receivable in the Financed Vehicle, which security interest has been validly assigned by the Dealer to the applicable Borrower, which in turn has validly assigned such security interest to CSFB as security for the Obligations; (4) contains customary and enforceable provisions such that the rights and remedies of the holder or assignee thereof shall be adequate for realization against the Collateral or the benefits of the security; (5) is a fully amortizing Receivable which provides for level monthly payments that fully amortize the Amount Financed over the original term (except for the first or the last payment, which may be different from the level payment) and yields interest at the Annual Percentage Rate; (6) is denominated and payable only in U.S. Dollars in the United States of America; (7) provides for, in the event that such Receivable is prepaid by the Obligor, a prepayment that fully pays the Principal Balance and to the extent permitted by applicable law, includes a full month's interest, in the month of prepayment, at the Annual Percentage Rate; (8) has a remaining maturity, as of the Advance Date, of at least twelve (12) months but not more than sixty (60) months; provided, however, that with respect to the initial Advance to each

          Borrower hereunder, such Receivable may have a remaining maturity of less than twelve (12) months; (9) has an original maturity of at least twelve (12) months but not more than sixty (60) months; (10) has an unpaid Principal Balance, as of the Advance Date, of at least $3,500 and not more than $25,000; provided, however, that with respect to the initial Advance to each Borrower hereunder, such Receivable may have an unpaid Principal Balance that is less than $3,500 as of the initial Advance Date; (11) bears interest at a fixed rate and has an Annual Percentage Rate of at least 10.50%; and (12) is not more than fifty-nine (59) days past due as of the Advance Date.

                    (b) Other Characteristics of Receivables. With respect to each Receivable (1) no funds have been advanced by each Borrower, each Servicer, any Dealer, or anyone acting on behalf of any of them in order to cause such Receivable to qualify under clause (12) of Section 7.2(a) above; (2) the Amount Financed did not exceed 125% of the sum of (x) the retail value indicated for the related Financed Vehicle in the National Automobile Dealers Association's Guide on Retail and Wholesale Values and (y) taxes and such costs, fees and other amounts associated with titling and licensing of such Financed Vehicle and warranties and customary insurance policies purchased by the related Obligor; and (3) the Advance Rate Percentage was equal to or greater than 80% and equal to or less than 95%.

                    (c) Schedule of Receivables. The information with respect to the Receivables set forth in the applicable Schedule of Receivables, including the Receivable Information List, is true and correct in all respects as of the close of business on the applicable Advance Date and each such Receivable is an Eligible Receivable.

                    (d) Compliance with Law. Each Receivable, the sale of the Financed Vehicle and, to the extent sold by the Dealer or any Affiliate thereof, the sale of any physical damage, credit life and credit accident and health insurance and any extended service contracts at the time each of the above was originated or made complied with and each of the above currently complies with all requirements of applicable Federal, State, and local laws, and regulations thereunder including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws and no party to the contract evidencing such Receivable is in violation of any such law, rule or regulation in any respect if such violation would impair the collectibility of such Receivable.

                    (e) No Government Obligor. No Receivable is due from the United States of America or any State or from any agency, department, subdivision or instrumentality of the United States of America or any State.

                    (f) Good Title; Valid Transfer; Absence of Liens; Security Interest. No Receivable has been sold, transferred, assigned or pledged by the applicable Borrower to any Person other than CSFB. Immediately prior to the transfer, assignment and pledge of such Receivable to CSFB pursuant hereto, such Borrower was the owner of, and had good, indefeasible and marketable title to such Receivable free and clear of any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including, but not limited to, tax liens, mechanic's liens and any liens that attach by operation of law, and restrictions on transferability, and had full right, corporate power and lawful authority to assign, transfer and pledge such Receivable. This Agreement constitutes a valid pledge and grant of security interest in the Receivable to CSFB enforceable against creditors of and purchasers of either Borrower and CSFB shall have a valid and perfected first priority security interest in such Receivable free and clear of any security interest, lien charge, pledge, preference, equity or encumbrance of any kind, including, but not limited to, tax liens, mechanic's liens and any liens that attach by operation of law, and restrictions on transferability. No Dealer has a participation in, or other right to receive, proceeds of such Receivable. Neither Borrower has taken any action to convey any right to any Person that would result in such Person having a right to payments due or received under the related Insurance Policies or the related Dealer Agreements or Dealer Assignments or to payments due under such Receivables or otherwise to impair the rights of CSFB in any Receivable or the proceeds thereof.

                    (g) Perfection of Liens and Security Interest. Upon the making of each Advance, the lien and security interest in favor of CSFB with respect to the Receivable will be perfected by the filing of financing statements on Form UCC-1 in each jurisdiction where such recording or filing is necessary for the perfection thereof, the delivery of the Receivable File for such Receivable to the Custodian and the establishment of the applicable Settlement Account and the applicable Lock-Box in accordance with the provisions of this Agreement and the Related Agreements and no other filings in any jurisdiction or any other actions (except as expressly provided herein) are necessary to perfect CSFB's lien on and security interest in the Collateral as against any third party or parties. All filings (including, without limitation, UCC filings), and all other actions of any Person, necessary in any jurisdiction to perfect CSFB's first priority security interest in the Receivable have been filed in the appropriate filing office(s).

                    (h) Security Interest in Financed Vehicle. Immediately prior to the transfer, assignment and pledge thereof under this Agreement,
          (i) each Receivable was secured by a valid, binding and enforceable first priority perfected security interest in the Financed Vehicle in favor of the applicable Borrower as secured party, or (ii) application has been duly made with the appropriate governmental authority for a valid, binding and enforceable first priority perfected security interest in the Financed Vehicle in favor of such Borrower. The certificate of title for each Financed Vehicle shows, or if a new or replacement certificate of title is being applied for with respect to such Financed Vehicle the certificate of title will be received by the applicable Borrower within 120 days after the related Advance Date and will show the applicable Borrower named as the original secured party under each Receivable and, accordingly, such Borrower will be the holder of a first priority security interest in such Financed Vehicle; provided, however, that with respect to Receivables of AutoInfo Finance that are subject to Advances to AutoInfo Finance within 90 days after the date of this Agreement and for which no certificate of title, guaranty of title or application for title is delivered prior to the related Advance Date, the certificate of title will be received by such Borrower prior to the earlier of (x) 90 days after such Advance Date and (y) 180 days after the date of origination of the related Receivable. With respect to each Receivable (other than Receivables of AutoInfo Finance referred to in the proviso in the immediately preceding sentence) for which the certificate of title has not yet been returned from the registrar of titles, the applicable Borrower has received written evidence from the related Dealer that such certificate of title showing such Borrower as first lienholder has been applied for. If the Receivable was originated in a state in which a filing or recording is required of the secured party to perfect a security interest in motor vehicles, such filings or recordings have been duly made to show the applicable Borrower named as the original secured party under the related Receivable. Such security interest in the Financed Vehicle has been validly assigned by the Dealer to the applicable Borrower pursuant to the related Dealer Agreement and by such Borrower to CSFB pursuant to this Agreement.

                    Immediately after the transfer, assignment and pledge thereof to CSFB, there shall exist under each Receivable a valid, subsisting and enforceable first priority perfected security interest in the Financed Vehicle securing such Receivable and at such time as enforcement of such security interest is sought there shall exist a valid, subsisting and enforceable first priority perfected security interest in such Financed Vehicle in favor of CSFB (other than, as to the priority of such security interest, any statutory lien arising by operation of law after such transfer, assignment and pledge thereof, which is prior to such interest).

                    (i) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

                    (j) No Waiver. No provision of a Receivable has been amended, waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File held by the Custodian. No Receivable has been modified as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                    (k) No Defenses. No right of rescission, setoff, counterclaim or defense exists or has been asserted or threatened with respect to any Receivable. The operation of the terms of any Receivable or the exercise of any right thereunder will not render such Receivable unenforceable in whole or in part or subject to any such right of rescission, setoff, counterclaim, or defense.

                    (l) No Liens. There are no Liens or claims existing or which have been filed for taxes, work, labor, storage or materials relating to or affecting a Financed Vehicle that are or may be prior to, or equal or coordinate with, the lien of the related Receivable or the security interest in the Financed Vehicle granted by any Receivable. There is not, with respect to any Receivable, any lien against the related Financed Vehicle for delinquent taxes.

                    (m) No Default. Except for payment delinquencies continuing for a period of not more than fifty-nine (59) days, (x) no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred and (y) no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen, and there has been no waiver of any of the foregoing.

                    (n) Insurance; Other. The related Financed Vehicle is covered by a comprehensive and collision insurance policy in an amount at least equal to the lesser of (a) its insurable value as determined by the insurer (less any deductible) or (b) the principal amount due from the Obligor under the related Receivable. Each Obligor has obtained insurance covering the Financed Vehicle as of the Advance Date insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage and each Receivable requires the Obligor to maintain such insurance naming the applicable Borrower and its successors and assigns as a loss payee, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so. Each Receivable that finances the cost of premiums for credit life and credit accident and health insurance is covered by an insurance policy or certificate of insurance naming the applicable Borrower and its successors and assigns as the credit beneficiary under each such insurance policy and certificate of insurance. As to each Receivable that finances the cost of an extended service contract, the respective Financed Vehicle which secures the Receivable is covered by an extended service contract.

                    (o) Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under this Agreement shall be unlawful, void, or voidable. Neither Borrower has entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivable.

                    (p) Receivable File; One Original. The applicable Borrower has delivered to the Custodian at the location listed in Schedule 7.2(p) a complete original Receivable File with respect to each Receivable pursuant to the terms of the Custody Agreement, and such Custodian is in possession thereof. There is only one manually executed original of each Receivable. Each document in the Receivable File which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All applicable blanks on any form have been properly filled in and each form has otherwise been correctly prepared.

                    (q) Chattel Paper. Each Receivable constitutes "chattel paper" under the UCC.

                    (r) Valid and Binding Obligation of Obligor. Each Receivable represents the genuine, legal, valid and binding obligation of the Obligor thereunder and is enforceable by the holder or assignee thereof in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and all parties to such Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

                    (s) Characteristics of Obligors. No Obligor on any Receivable is currently the subject of a bankruptcy proceeding. Each Obligor under a Receivable is a resident of the United States of America and is not an Affiliate of any of the parties hereto.

                    (t) Past Due. No Receivable is sixty (60) or more days past due at the Advance Date.

                    (u) Origination of Receivables. Each Obligor under a Receivable has been approved by the applicable Borrower based on the applicable Credit Policy; each Receivable satisfies all applicable requirements of the applicable Credit Policy; and each Receivable was underwritten in accordance with the applicable Credit Policy.

                    (v) Casualty. No Financed Vehicle has suffered a Casualty.

                    (w) Accuracy of Computer File. Each Computer File made available by each Borrower to CSFB and the Custodian from time to time is complete and accurate as of the Advance Date and includes a description of the same Receivables that are described in the Schedule of Receivables.

                    (x) Receivable Not Assumable. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to the originator or applicable Borrower with respect to such Receivable.

                    (y) No Adverse Selection Procedures. No selection procedures adverse to CSFB have been utilized in selecting the Receivable from those receivables owned by each Borrower eligible for transfer, pledge and assignment to CSFB pursuant to this Agreement.

                    (z) No Repossession. No Financed Vehicle with respect to any Receivable has been repossessed or put out for repossession.

                    (aa) Marking Record. As of the Advance Date, the applicable Borrower has caused the portions of the electronic ledger relating to the Receivable to be clearly and unambiguously marked to show that such Receivable has been transferred, assigned and pledged to CSFB.

          SECTION 7.3. Vendor's Single Interest Policy. As of the date hereof, neither Borrower has in place or obtained vendor's single interest policy covering each Receivable and naming

CSFB as the loss payee. CSFB shall, at any time hereafter (but in no event earlier than six (6) months from the date of this Agreement), have the right to require any of the Borrowers to obtain and maintain such vendor's single interest policy with respect to any additional Receivables that are subject to this Agreement thereafter, but not including the Receivables that had been subject to this Agreement prior thereto.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

          Until the Commitment Termination Date, and thereafter until the Promissory Note and all other Obligations are paid in full, each Borrower and each Servicer (as applicable) agrees that, unless at any time CSFB shall otherwise expressly consent in writing, it will perform and comply with each of the following covenants.

          SECTION 8.1. Corporate Existence; Foreign Qualification. Each Borrower and each Servicer shall do and cause to be done at all times all things necessary to (a) maintain and preserve its corporate existence, rights, franchises and privileges, (b) be duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and the failure to so qualify is reasonably likely to have an adverse effect on its performance of its respective obligations, or enforcement of its rights, under this Agreement or any Related Agreement and (c) perform and comply with each of its obligations under this Agreement and any other Related Agreements and to comply with all requirements of law, rule or regulation binding upon or applicable to it or thereto, or that are required in connection with its performance under this Agreement and any other Related Agreements, except to the extent that the failure to comply therewith is not reasonably likely to, in the aggregate, have an adverse effect on its performance of its respective obligations, or enforcement of its rights, under this Agreement or any Related Agreement. Each Borrower and each Servicer shall each maintain all licenses, permits, charters and registrations which are material to the performance by each Borrower or each Servicer, as the case may be, of its respective obligations, or enforcement of its rights, under this Agreement and each other Related Agreement to which each Borrower or each Servicer, as the case may be, is a party or by which it is bound.

          SECTION 8.2. Books, Records and Inspections. Each Borrower shall: (a) maintain complete and accurate books and records with respect to the Collateral;
(b) at any time and from time to time during regular business hours, upon at least two (2) Business Days prior notice from CSFB, permit CSFB or such other person who may be designated from time to time by CSFB or its agents or representatives to examine and make copies of such books, records and documents in the possession or under the control of such Borrower relating to the Collateral as CSFB or such person may reasonably request; and (c) permit or such other person to visit the office and properties of such Borrower for the purpose of examining such materials, and to discuss matters relating to the Collateral or such Borrower's performance under this Agreement with such Borrower's independent public accountants or with any of the officers or employees of such Borrower having knowledge of such matters.

          SECTION 8.3. Accounting Methods; Financial Records. Each Borrower shall maintain a system of accounting established and administered in accordance with generally accepted accounting principles, keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles and reflecting all transactions required to be reflected by such accounting principles and keep accurate and complete records of its properties and assets.

          SECTION 8.4. Reporting Requirements. (a) The Borrowers shall furnish, or cause to be furnished to CSFB:

                    (i) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the close of each fiscal year of each of the Borrowers, the consolidated audited balance sheets of AutoInfo, Inc. and its consolidated subsidiaries as of the end of such fiscal year and the audited statements of income, changes in shareholders' equity and cash flows of AutoInfo, Inc. and its consolidated subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the certificate of the Borrowers' and AutoInfo's independent accountants (who shall be, in each case, a nationally recognized firm or otherwise acceptable to
          CSFB) and by the certificate specified in Section 8.4(b) hereof.

                    (ii) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the close of each of the first three quarters of each fiscal year of each of the Borrowers, the unaudited balance sheets of each of the Borrowers and of AutoInfo, Inc. and its consolidated subsidiaries as of the end of such quarter and the unaudited statements of income, changes in shareholders' equity and cash flows of each of the Borrowers and of AutoInfo, Inc. and its consolidated subsidiaries for the portion of the fiscal year then ended, all in reasonable detail and, stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied (subject to normal year-end adjustments).

                    (iii) Monthly Financial Statements. As soon as available, and in any event within thirty (30) days after the last day of each calendar month, the unaudited balance sheets of each of the Borrowers and of AutoInfo, Inc. and its consolidated subsidiaries as of the end of such calendar month and the unaudited statements of income and changes in equity of each of the Borrowers and of AutoInfo, Inc. and its consolidated subsidiaries for the portion of the fiscal year then ended, all in reasonable detail and prepared in accordance with generally accepted accounting principles, consistently applied (subject to normal year-end adjustments.)

                    (iv) Accountants' Reports. Copies of any reports submitted to each Borrower or AutoInfo, Inc. by its independent accountants in connection with any examination of the financial statements of such Borrower or AutoInfo, Inc., promptly upon receipt thereof.

                    (v) Other Information. Promptly upon receipt thereof, copies of all reports, statements, certifications, schedules, or other similar items delivered to or by each Borrower or AutoInfo, Inc. pursuant to the terms of the Related Agreements and, promptly upon request, such other information or data as CSFB may reasonably request.

                    (vi) Filings. Promptly after the filing or sending thereof, copies of all proxy statements, financial statements, Form 10-K, Form 10-Q or other reports, filings and registration statements (but not including ordinary course communications to partners, shareholders or members) which the Borrowers or AutoInfo, Inc. files, or delivers to, its stockholders, the Securities and Exchange Commission, or any other federal, state or foreign government agency, authority or body which supervises the issuance of securities by the Borrowers or AutoInfo, Inc. or any national securities exchange.

                    (vii) Annual Budgets; Business Plans. Such annual budgets, monthly and annual comparisons of conformity of operations with annual budgets, three-year projections of financial and operations results, strategic business plans and other internal reports prepared by or received by the chief financial officer or chief executive officer of each Borrower as CSFB may reasonably request.

                    (viii) Receivable Performance Data. Monthly reports in form and scope satisfactory to CSFB, setting forth data regarding the performance of the Receivables, including, without limitation, information with respect to delinquencies, repossessions, charge-offs, Obligor bankruptcies, extensions and modifications and such other information as CSFB may reasonably request.

                    (ix) Monthly Servicing Diskettes. A computer tape and a diskette (or any other electronic transmission acceptable to CSFB) in a format acceptable to CSFB containing such information with respect to the Receivables and the servicing of the Receivables as CSFB may reasonably request.

                    (x) Delivery of Credit Policy. A new copy of each Credit Policy at the end of each calendar quarter ending March 31, June 30, September 30 and December 31.

          (b) Compliance Certificate. Each Borrower shall deliver to CSFB concurrently with the delivery of the financial statements required pursuant to Sections 8.4(a)(i), (ii) and (iii) a certificate signed by the chief financial officer of such Borrower stating that:

                    (i) a review of such Borrower's performance under the Related Agreements during such period has been made under such officer's supervision;

                    (ii) no Event of Default has occurred, and if a Default or a Potential Event of Default has occurred, specifying the nature thereof and stating in reasonable detail the steps, if any, being taken by such Borrower, to cure such Default or Potential Event of Default or to otherwise comply with the terms of the agreement to which such Default or Potential Event of Default relates; and

                    (iii) the attached financial reports submitted in accordance with Section 8.4(a)(i) or (ii) or (iii) hereof, as applicable, present fairly the financial condition and results of operations of such Borrower and AutoInfo, Inc. and its consolidated subsidiaries as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied (subject as to interim statements to normal year-end adjustments).

                    (c) Events of Default. Promptly after becoming aware of the occurrence of (A) any Servicer Default, Event of Default or Potential Event of Default or (B) any other event, circumstance or condition that has resulted, or is reasonably likely to result, in a material adverse effect upon any Borrower, such Borrower shall deliver written notice thereof to CSFB describing such event and the action that such Borrower proposes to take with respect thereto.

                    (d) Litigation. Promptly after becoming aware of any claim, litigation, arbitration, governmental or judicial investigation or proceeding or inquiry that is pending or threatened (A) against any Borrower or any Servicer which is reasonably likely to have an adverse effect on the ability of such Borrower or such Servicer to perform its respective obligations pursuant to this Agreement or any Related Agreement, (B) against any Borrower or any Servicer pertaining to the applicable Receivables, (C) with respect to a material portion of the Receivables or (D) in which a request has been made for certification as a class action (or equivalent relief) that would involve a material portion of the Receivables, such Borrower or such Servicer, as applicable, shall deliver written notice thereof to CSFB.

                    (e) ERISA. Promptly after becoming aware of (i) the termination of any Pension Plan, (ii) the failure to make a contribution to any Pension Plan maintained by a Borrower or a Servicer sufficient to give rise to a lien under Section 302(f)(1) of ERISA, or (iii) the existence or occurrence of a condition, event or transaction with respect to any Plan which could reasonably be expected to result in the incurrence by such Borrower or such Servicer, of liabilities, fines or penalties in an amount that is reasonably likely to have an adverse effect on the ability of such Borrower or such Servicer to perform its respective obligations pursuant to this Agreement or any Related Agreement, such Borrower or such Servicer, as applicable, shall deliver written notice thereof to CSFB.

                    (f) Change in Location. Each Borrower and each Servicer shall promptly inform CSFB in writing of any change in the location of such Borrower's or such Servicer's principal office or any change in the location of such Borrower's or such Servicer's books and records.

                    (g) Other. Each Borrower and each Servicer shall promptly provide such other information, documents, or reports respecting the Collateral or the condition, financial or otherwise, or operations of such Borrower as CSFB may from time to time reasonably request in order to protect the interests of CSFB under or as contemplated by this Agreement or any Related Agreement.

          SECTION 8.5. Taxes and Obligations. Each Borrower shall pay when due all taxes, assessments and other material (determined on a consolidated basis) liabilities (including titling fees and registration fees payable with respect to any Receivables) except as contested in good faith and by appropriate proceedings with respect to which adequate reserves have been established, and are being maintained, in accordance with generally accepted accounting principles if and so long as forfeiture of any part of the Collateral will not result from the failure to pay any such taxes, assessments or other material liabilities during the period of any such contest.

          SECTION 8.6. Business. Each Borrower shall engage only in the business of (i) purchasing Receivables from a Dealer, (ii) financing such purchases,
(iii) selling such Receivables in connection with securitization or other dispositions, or (iv) otherwise dealing with Receivables and engaging in related activities.

          SECTION 8.7. Payments on Receivables. Each Borrower and each Servicer shall direct each Obligor to make all payments under the related Receivable financed with Advances directly to the applicable Lock-Box. All payments from Obligors under the Receivables which are received directly by a Borrower or a Servicer shall be deposited directly into the applicable Settlement Account as soon as practicable after receipt thereof (but in any event no later than one
(1) Business Day following receipt thereof). In addition, each Borrower and each Servicer shall cause all other payments with respect to the Collateral to be made directly to the applicable Settlement Account. Any such payments with respect to such Collateral (other than payments received from Obligors) received directly by a Borrower or a Servicer shall be deposited into the applicable Settlement Account as soon as practicable after receipt thereof (but in any event no later than one (1) Business Day following receipt thereof).

          SECTION 8.8. Notation of Lien. Concurrently with each purchase of a Receivable with the proceeds of any Advance, each of the applicable Borrower and the applicable Servicer shall indicate on its computer records the security interest therein granted to CSFB pursuant to this Agreement.

          SECTION 8.9. Further Assurances. Each Borrower and each Servicer shall file all necessary financing statements, assignments or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the lien on and first-priority perfected security interest in, and all rights of CSFB with respect to the Receivables under this Agreement. In addition, each Borrower and each Servicer shall, upon the request of CSFB from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within thirty (30) days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Related Agreements or to protect the interest of CSFB in the Receivables, free and clear of all liens and restrictions on transferability except the lien in favor of CSFB and the restrictions on transferability imposed by this Agreement.

          SECTION 8.10 Minimum Net Worth. The Borrowers, on a consolidated basis with AutoInfo, Inc., shall maintain at all times on and after December 31, 1996 a minimum Net Worth of not less than $10,000,000. The "Net Worth" of AutoInfo, Inc. and its consolidated subsidiaries, including the Borrowers, as of any date of determination shall be equal to the sum of (i) the par value of its capital stock and (ii) additional paid-in capital plus retained earnings (or minus accumulated deficit) of AutoInfo, Inc. on a consolidated basis, each item to be determined in accordance with generally accepted accounting principles, less (x) amounts attributable to stock that may be redeemed at the option of the holder and with respect to which such holder has elected to have such stock redeemed and (y) intangible assets.

          SECTION 8.11 Limitations on Debt. The ratio of the total Debt of AutoInfo, Inc. and its consolidated subsidiaries, including the Borrowers, to the Net Worth of AutoInfo, Inc. and its consolidated subsidiaries, including the Borrowers, shall not be more than 6 to 1. "Debt" shall mean any indebtedness (other than Subordinated Debt), contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of AutoInfo, Inc. or such consolidated subsidiaries or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property (except any such balance that constitutes a trade payable and an accrued liability arising in the ordinary course of business that is not overdue by more than ninety (90) days or that is being contested in good faith), if and to the extent any of the foregoing indebtedness would appear as a liability upon a consolidated balance sheet of AutoInfo, Inc. prepared in accordance with generally accepted accounting principles, and shall also include, to the extent not otherwise included, indebtedness secured by a lien or mortgage to which the property or assets owned or held by AutoInfo, Inc. or such consolidated subsidiaries is subject (whether or not the obligations secured thereby shall have been assumed), guarantees of items that would be included within this definition (without regard to whether such items would appear upon such balance sheet), and obligations in respect of interest rate swap obligations. The amount of Debt of AutoInfo, Inc. and its consolidated subsidiaries, including the Borrowers, at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such contingent obligations at such date. "Net Worth" shall have the meaning assigned thereto in Section 8.10 above; provided, however, that for the purposes of this Section 8.11, Subordinated Debt shall be added thereto. "Subordinated Debt" means all indebtedness of each Borrower which shall, by its terms or in a manner reasonably satisfactory to CSFB, be subordinated in right of payment to the Obligations.

                                   ARTICLE IX

                               NEGATIVE COVENANTS

          Until the Commitment Termination Date and thereafter until the Promissory Note and all other Obligations are paid in full each Borrower and each Servicer, as applicable, agrees that, unless at any time CSFB shall otherwise expressly consent in writing, it will comply with the following covenants.

          SECTION 9.1. Liens. Neither Borrower shall, except as otherwise provided in the Related Agreements, sell, assign (by operation of law or otherwise) or otherwise dispose of any Receivable or create or permit to exist any Lien with respect to any Collateral now or hereafter existing or acquired.

          SECTION 9.2. Impairment of Rights. Neither any Servicer nor any Borrower shall take any action, or fail to take any action, if such action or failure to take action may (i) interfere with the enforcement of any rights under the Related Agreements that affect the rights, benefits or obligations of CSFB, (ii) result in an adverse effect in respect of the Receivables or (iii) impair the ability of such Servicer or such Borrower to perform its obligations under the Related Agreements, including any consolidation, merger with any Person or any transfer of all or any material amount of such Servicer's or such Borrower's assets to any other Person if such consolidation, merger or transfer would impair the net worth of such Servicer or such Borrower or any successor Person obligated, after such event, to perform such Servicer's or such Borrower's obligations under the Related Agreements.

          SECTION 9.3. Waiver, Amendments, Etc. Neither each Servicer nor each Borrower shall waive, modify or amend, or consent to any waiver, modification or amendment of, any of the provisions of any of the Related Agreements or, if such waiver, modification or amendment would adversely affect CSFB, such Borrower's or such Servicer's respective articles of incorporation, certificate of incorporation or bylaws, unless CSFB shall have consented thereto in writing.

          SECTION 9.4. No Mergers. (a) Neither Borrower shall consolidate with or merge into any Person or transfer all or substantially all of its assets to any Person or liquidate or dissolve; and (b) neither Servicer shall consolidate with or merge into any Person or transfer all or substantially all of its assets to any Person or liquidate or dissolve other than in accordance with Section
11.3 of this Agreement; provided, however, that either Borrower may merge or consolidate with or into (x) any of its Affiliates or (y) any other Person so long as (i) neither the validity nor enforceability of this Agreement or the Related Agreements shall be adversely affected thereby, (ii) the surviving entity (if other than such Borrower) shall assume in writing or by operation of law the due and punctual performance of all terms and conditions of the Related Agreements to which such Borrower is a party and all liabilities and obligations of such Borrower thereunder, and (iii) the net worth of the surviving entity immediately after such merger or consolidation is not less than the net worth of the applicable Borrower immediately prior thereto; provided, further, that CSFB has consented to such merger or consolidation prior thereto.

          SECTION 9.5. Insolvency. Neither any Servicer nor any Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to the bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, corporation or other relief with respect to it or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or make a general assignment for the benefit of its creditors. Neither any Servicer nor any Borrower shall take any action in furtherance of, or indicating the consent to, approval of, or acquiescence in any of the acts set forth above. Neither Borrower shall admit in writing its inability to pay its debts.

          SECTION 9.6. Extension or Amendment of Receivables. Except as otherwise permitted hereunder, neither Borrower shall extend, amend or otherwise modify the terms of any Receivable, except for not more than one extension of the due date for any Scheduled Payment on such Receivable for a period of not more than one month during any twelve (12) month period; provided, however, in no event shall the aggregate of all extensions with respect to a Receivable (including extensions granted prior to the applicable Advance Date) exceed three
(3) months.

          SECTION 9.7. Change in Business, Credit Policy or Servicing Policies. Neither Borrower shall make any change in the character of its business if such change would be reasonably likely to have a material adverse effect on such Borrower. Neither Borrower shall make any change to its respective Credit Policy without obtaining the prior written consent of CSFB. Neither Servicer shall make any change to its respective Servicing Policies without the prior written consent of CSFB.

          SECTION 9.8. Investments. Neither Borrower shall, except in the ordinary course of business, (i) make, incur or suffer to exist an investment in or equity contribution to, any Person; (ii) make any loan or advance to any Person; or (iii) create any direct or indirect subsidiary or otherwise acquire direct or indirect ownership of any equity interest in any other Person. This
Section 9.8 shall not limit a Borrower's right to organize, capitalize, make a loan or an equity contribution to, or otherwise acquire an equity interest in a special purpose subsidiary in connection with a securitization of any Receivables.

          SECTION 9.9. Negative Pledges. Neither Borrower shall enter into or assume any agreement (other than this Agreement and the other Related Agreements) prohibiting the creation or assumption of any Lien upon any Receivables, whether now owned or hereafter acquired by such Borrower, as contemplated by the Related Agreements, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Related Agreements.

                                    ARTICLE X

                                EVENTS OF DEFAULT

          SECTION 10.1. Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

          Section 10.1.1 Non-Payment of Advances. Failure of any Borrower to pay or repay when due principal or interest on any Advance which failure is not cured on the next Business Day after the occurrence thereof.

          Section 10.1.2 Non-Payment of Other Amounts. Failure of any Borrower and continuance thereof for one (1) Business Day after notice thereof by CSFB to the applicable Borrower, in the payment when due of any amount payable hereunder (other than any amount described in Section 10.1.1), including, but not limited to payments or transfer of cash or Eligible Receivables required pursuant to
Section 4.3 and Section 4.4 and payments pursuant to Section 2.7(a).

          Section 10.1.3 Events of Bankruptcy. The occurrence of an Event of Bankruptcy with respect to any Borrower.

          Section 10.1.4 Non-Compliance With Provisions. Failure by any Borrower to comply with or to perform any provision of this Agreement or any Related Agreement (which failure does not constitute an Event of Default under any of the provisions of this Section 10.1) which failure, in the judgment of CSFB, materially adversely affects the ability of the Borrower to perform under this Agreement and the Custodial Agreement or the rights of CSFB and which failure shall not have been cured by the applicable Borrower within thirty (30) days of the earlier of discovery of such failure by the applicable Borrower or notification by CSFB to the applicable Borrower of same.

          Section 10.1.5 Representations and Warranties.

          (a) Any representation or warranty made by any Borrower in this Agreement or any Related Agreement (other than a representation and warranty contained in Section 7.2 of this Agreement, except for the representations or warranty contained in clauses (c), (w), (y) and (aa) of Section 7.2) is incorrect or untrue in any material respect (to the extent that any such representation or warranty does not incorporate a materiality limitation in its terms) when made or repeated or when deemed to have been made or repeated and, which continues to be incorrect or untrue in any material respect (to the extent that any such representation or warranty does not incorporate a materiality limitation in its terms) for a period of thirty (30) days after the earlier of
(i) the date on which written notice thereof shall have been given by CSFB to the applicable Borrower and (ii) the date on which such Borrower obtains knowledge thereof;

          (b) Any schedule, certificate, financial statement, report, notice, or other material writing furnished to CSFB by any Borrower, is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified and, which continues to be incorrect in any material respect for a period of thirty (30) days after the earlier of (i) the date on which written notice thereof shall have been given by CSFB to such Borrower and (ii) the date on which the applicable Borrower obtains knowledge thereof, and such failure has an adverse effect on the interests of CSFB;

          (c) Any representation or warranty made by the applicable Borrower in clauses (c), (w), (y) and (aa) of Section 7.2 shall have been incorrect or untrue when made or repeated or when deemed to have been made or repeated; or

          (d) Any representation or warranty made by the applicable Borrower in
Section 7.1 or any representation or warranty made the Guarantor in the Guaranty Agreement shall have been incorrect or untrue in any material respect (to the extent that any such representation or warranty does not incorporate a materially limitation in its terms) when made or repeated or when deemed to have been made or repeated and which materially and adversely affects the rights of CSFB or the ability of such Borrower to perform its obligations under this Agreement or the other Related Agreements, or the ability of the Guarantor to perform its obligations under the Guaranty Agreement.

          Section 10.1.6 Servicer Default. A Servicer Default shall occur and CSFB gives notice of an Event of Default.

          Section 10.1.7 Judgments. One or more final judgments shall be entered by any court or courts against a Borrower for the payment of money which, together with any judgment which shall be entered by any court or courts against the other Borrower for payment of money, exceed $500,000 in the aggregate which are not fully covered by insurance or by reserves shown on the financial statements of the applicable Borrower or each of the Borrowers, as the case may be, which have been delivered to CSFB in accordance herewith; or a warrant of attachment or execution or similar process shall be issued or levied against property of a Borrower which, together with all other such property of the applicable Borrower subject to other such process (and together with any warrant or execution or similar process which shall be issued or levied against property of the other Borrower, together with all other property of such other Borrower subject to other process), exceeds in value $500,000 in the aggregate, and within thirty (30) days after the entry, issue or levy thereof, such judgment(s), warrant(s) or process(es) shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay(s), such judgment(s), warrant(s) or process(es) shall not have been paid or discharged.

          Section 10.1.8 Litigation. Any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings is pending against any Borrower or any of its Affiliates, which, in the judgment of CSFB, if adversely determined, would have a material adverse effect on such Borrower.

          Section 10.1.9 Material Adverse Change. In the reasonable judgment of CSFB, a material adverse change shall have occurred in the business, operations, properties, prospects or condition (financial or otherwise) of any Borrower or the Guarantor.

          Section 10.1.10 Notice of Lien. The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of any Borrower, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of such Borrower, and in either such case such lien shall secure a liability in excess of $100,000 and shall not have been released within thirty (30) days.

          Section 10.1.11 Defaults on Other Indebtedness. A default shall have occurred and be continuing under any instrument, contract or agreement evidencing, securing or providing for the issuance of indebtedness for borrowed money in excess of $500,000 of, or guaranteed by, any Borrower which default, in the judgment of CSFB, could materially and adversely affect the financial condition of the Borrower (which defaults include, but are not limited to, (i) an Event of Bankruptcy, (ii) failure of the Borrower to make required payments under such instrument, contract or agreement as they become due or (iii) the acceleration of the maturity of such indebtedness).

          Section 10.1.12 Invalidity of Related Agreements. All or any portion of any Related Agreement (other than any Dealer Agreement or Dealer Assignment) shall at any time and for any reason be declared to be null and void, or a proceeding shall be commenced by any Borrower, or by any governmental authority having jurisdiction over any Borrower, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof).

          Section 10.1.13 Change of Control. With respect to any Borrower, a Change of Control shall have occurred.

          Section 10.1.14 Commitment. CSFB shall have determined that any Borrower is or will be unable to meet its commitments under this Agreement or any other Related Agreements or that the Guarantor is or will be unable to meet its commitments under the Guaranty Agreement and shall have notified the applicable Borrower or Guarantor, as applicable, of such determination and such Borrower or Guarantor, as applicable, shall not have responded with appropriate information to the contrary to the reasonable satisfaction of CSFB within one
(1) Business Day following the date of such notice.

          Section 10.1.15 Effect on Security Interest. There shall exist any event or occurrence that has an adverse effect on the status, existence, perfection, priority or enforceability of CSFB's interest in the Collateral or this Agreement shall for any reason cease to create a valid, first priority security interest in the Collateral purported to be conveyed thereby.

          Section 10.1.16 Failure to Provide Assurance. CSFB shall not have received (a) written assurances as to the financial well-being of any Borrower or the Guarantor within one (1) Business Day of a request by CSFB therefor, or
(b) a certificate, substantially in the form set forth in Section 8.4(b), within ten (10) days following the date the related annual or quarterly or monthly financial statement is required to be delivered.

          Section 10.1.17 Default on Other Agreements. Any Borrower shall be in default with respect to any provision under any servicing agreement or subservicing agreement or any lease to which it is a party, which default, in the reasonable judgment of CSFB, could reasonably be expected to materially and adversely affect the financial condition of such Borrower (which defaults include, but are not limited to, an Event of Bankruptcy of such Borrower or the failure of such Borrower to make required payments under such lease or agreement as they become due).

          Section 10.1.18 Going Concern. AutoInfo, Inc.'s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to AutoInfo, Inc.'s or any Borrower's status as a "going concern" or a reference of similar import.

          Section 10.1.19 Amendment to Credit Policy. Any Borrower shall have amended or modified its respective Credit Policy without obtaining the prior written consent of CSFB.

          Section 10.1.20 Amendment to Fee Agreement with Custodian. Any amendment, modification or change to the letter agreement between the Borrowers and Custodian relating to the Custodian Fee without the prior written consent of CSFB.

          Section 10.1.21 Failure to Obtain or Maintain Vendor's Single Interest Policy. Failure of any Borrower to obtain a vendor's single interest policy within fifteen (15) days of CSFB's request pursuant to Section 7.3 and to maintain such policy thereafter.

          SECTION 10.2. Effect of Event of Default. If any Event of Default described in Section 10.1.3 shall occur, the obligation of CSFB to make Advances to any of the Borrowers (if not theretofore terminated) shall immediately terminate and the Promissory Note and all other Obligations shall automatically become immediately due and payable. If any Event of Default other than one described in the immediately preceding sentence shall occur, (i) CSFB may declare its commitment to make Advances (if not theretofore terminated) to be terminated, whereupon such commitment shall immediately terminate, and may declare the Promissory Note and all other Obligations to be due and payable, whereupon the Promissory Note and all other Obligations shall become immediately due and payable and (ii) CSFB may terminate all of the rights and servicing obligations of the Servicers under this Agreement.

          SECTION 10.3. Remedies. (a) Upon the occurrence of any Event of Default, in addition to CSFB's rights and remedies under the Promissory Note, any Related Agreement or the UCC or any other applicable law, CSFB shall have any or all of the following rights and remedies, which may be exercised by CSFB:

                              (i) CSFB may cause the disposition of all or any
                    portion of the Collateral to be conducted immediately upon the occurrence of an Event of Default, or upon the expiration of any period of delay or notice required by law. Should CSFB decide to conduct more than one such sale or disposition, CSFB may at its option cause the same to be conducted simultaneously or successively on the same day or upon such different days or at such different times and in such order as CSFB may deem to be in the best interests of the holder(s) of interests in the Promissory Note. Each Borrower waives, to the fullest extent permitted by law, any prejudice resulting to it from any such decision.

                              (ii) CSFB shall have the right to sell the
                    Collateral in one or more lots, at one or more times, at such place or places, at public or private sales and with or without notice of any kind, as CSFB may elect, at such prices and on such terms, as to cash or credit, as CSFB may deem proper. However, notwithstanding any provision of this Agreement to the contrary, not less than five (5) Business Days notice of all sales of all or any portion of the Collateral shall be given to the Borrowers. CSFB shall have the right to become a purchaser at any such sale that is open to the public and to apply all unpaid Obligations toward the purchase price of all or any portion of the Collateral sold to CSFB. If notice is given of a public sale, it is agreed that notice shall be satisfactorily given if such notice is published at least once in The Wall Street Journal not less than five (5) Business Days prior to such sale. The foregoing notice provisions shall not preclude CSFB's rights to foreclose upon the Collateral in any other manner permitted under the Uniform Commercial Code as in effect in the applicable jurisdiction. However, a sale of the Collateral in accordance with such notice requirements shall be deemed a disposal of the Collateral in a commercially reasonable manner. CSFB shall have the right to sell the Collateral, or to foreclose, sue upon or otherwise seek to enforce with respect thereto in its own name or in the name of applicable Borrower. Subject to the foregoing provisions of this paragraph, if an Event of Default shall have occurred and be continuing, CSFB shall have the right to renew, extend the time of payment of or otherwise modify, amend, supplement, settle or compromise in any manner any obligations for the payment of money included in the Collateral, any security therefor and any other agreements, instruments, claims or chooses in action of any kind, that may be included in the Collateral. In view of the nature of the Collateral, the parties agree (to the extent such an agreement is permitted by applicable law) that liquidation of the Collateral does not require a public sale and that one or more good faith private sales, including such private sales at which CSFB shall have the right to become a purchaser, is a commercially reasonable disposition of the Collateral.

                              (iii) CSFB may take possession of all or any
                    portion of the Collateral that is not already in its possession, and the applicable Borrower agrees to assemble and make available the Collateral to CSFB at a convenient location. CSFB may manage and protect the Collateral, do any acts that it, deems proper to protect the Collateral as security hereunder, and sue upon any contract or claim relating to the Collateral and receive any payments due thereon or any damages thereunder, and apply all sums received to the payment of the Obligations in accordance with the same order of priorities as set forth in Section
                    10.4 hereof. Any such actions of CSFB shall not, absent written ratification by CSFB, be deemed to impose upon CSFB any of the Borrowers' obligations under any contracts.

                              (iv) CSFB may direct the applicable Servicer to
                    take such action with respect to the Collateral as CSFB determines is appropriate.

                    (b) CSFB shall, without regard to the adequacy of the security for the Obligations, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Collateral or any portion thereof, collect the payments due with respect to the Collateral or any portion thereof, and do anything that CSFB is authorized hereunder to do. The Borrowers shall pay all costs and expenses incurred by CSFB in connection with the appointment and activities of such receiver.

                    (c) CSFB may enforce its rights and remedies hereunder without prior judicial process or hearing, and each Borrower and each Servicer hereby expressly waives, to the extent permitted by law, any right such Borrower and such Servicer might otherwise have to require CSFB to enforce its rights by judicial process or hearing. Each Borrower and each Servicer also waives, to the extent permitted by law, any defense it might otherwise have to the Obligations arising from use of nonjudicial process, enforcement and sale of all or any portion of the Collateral or from any other election of remedies.

Each Borrower and each Servicer recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity, and are the result of a bargain at arm's length.

          (d) Notwithstanding the foregoing, upon the occurrence of any Event of Default, CSFB shall have the right to exercise any of its rights and/or remedies without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers and the Servicers.

          SECTION 10.4. Application of Proceeds. The proceeds of any sale or disposition of each item of the Collateral pursuant to this Article shall be applied as follows:

                    (a) First, to the payment of the costs and expenses of such sale or disposition, or any other enforcement action pursuant hereto, including reasonable attorney's fees and expenses, (including the reasonable expenses of internal counsel to CSFB), and all other expenses incurred in connection therewith, with a reasonable reserve for any liabilities incurred in connection therewith and full repayment with interest of all Advances made or incurred in connection therewith;

                    (b) Second, to the payment in full, in such order as CSFB shall determine, of (i) the accrued interest on the Promissory Note and (ii) the outstanding principal on the Promissory Note; and

                    (c) Finally, to the payment to the person or persons entitled thereto, or as a court of competent jurisdiction directs.

If the proceeds of any such sale are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of the Promissory Note, including without limitation all Advances thereunder, including Accrued Interest thereon, and all other Obligations, the Borrowers shall remain jointly and severally liable for any deficiency.

          SECTION 10.5. Reimbursement. All reasonable sums expended by CSFB in connection with the exercise of any right or remedy provided for herein shall be and remain the joint and several obligation of the Borrowers. At the option of CSFB, all such sums may be paid from the Collateral, or may be advanced by CSFB, in which event they shall be deemed to have been advanced to the Borrowers and shall be reimbursed by the Borrowers to CSFB, with interest at the Late Payment Rate until reimbursement is made. During the continuance of an Event of Default, each Borrower waives, and shall not have, any right to restrict or control the expenditures by CSFB from any cash which constitutes Collateral.

          Each Borrower agrees to pay, with interest at the Late Payment Rate, the reasonable out-of-pocket expenses and reasonable attorneys' fees incurred by CSFB in connection with the administration and enforcement of the Related Agreements, including the taking of any action, including legal action, or in connection with any refinancing or restructuring.

          SECTION 10.6 Power of Attorney. (a) Each Borrower hereby irrevocably constitutes, designates and appoints CSFB and any employee, agent and officer thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority following an Event of Default in the place and stead of such Borrower and in the name of such Borrower or in its own name, from time to time in CSFB's discretion, for the purpose of carrying out the terms of this Agreement and any other Related Agreements and, without limiting the generality of the foregoing, such Borrower hereby gives CSFB the power and right, on behalf of such Borrower, without notice to or assent by such Borrower to do the following: (i) at such time or times hereafter as CSFB or its employees, officers or agents, in its sole discretion, may determine, in CSFB's or Borrower's name, to endorse such Borrower's name on any Receivable, checks, notes, drafts, instruments, documents or any other payment relating to the Collateral which come into the possession of CSFB or come under CSFB's control; (ii) to the extent permitted by law, to sign such Borrower's name on any document (including, without limitation, financing statements and continuations thereof and assignments) necessary or desirable for the purpose of maintaining or achieving the perfection of CSFB's security interest in the Collateral and such Borrower's interest in the Financed Vehicle and other collateral granted by the Obligor to such Borrower; (iii) to file any claim or take any other action or proceeding in any court of law or equity for the purpose of collecting any and all of the Collateral and Obligations due under this Agreement and any other Related Agreements; (iv) to remove from any premises where they may be located any and all documents, instruments, files and records relating to the Collateral; (v) to take or bring, in CSFB's name or in the name of such Borrower, all steps, actions, suits or proceedings deemed by CSFB necessary or desirable to effect collection of or to realize upon the Collateral; and (vi) following an Event of Default or Potential Event of Default, to direct the Servicers to make all payments of the Collateral to CSFB.

               (b) Each Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in the absence of gross negligence or willful misconduct. This power of attorney is a power coupled with an interest, shall be irrevocable and shall terminate only upon payment in full of the Promissory Note and all other Obligations and termination of this Agreement. The powers conferred on CSFB hereunder are solely to protect CSFB's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. CSFB shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Borrower for any action taken or omitted to be taken in good faith or in reliance on the advice of counsel except for its own gross negligence or wilful misconduct.

          SECTION 10.7 Right of Set-off. In addition to its rights under this Agreement, CSFB shall have the right to proceed against any assets of any Borrower which may be in the possession of CSFB, including the right to liquidate such assets and to set-off the proceeds against monies owed by the Borrowers to CSFB pursuant to this Agreement. CSFB may set-off cash, the proceeds of the liquidation of the Receivables, any Collateral or its proceeds, and all other sums or obligations owed by CSFB to any Borrower against all of the Borrowers' obligations to CSFB, whether under this Agreement, any Related Agreement, or under any other agreement between the parties, or otherwise, whether or not such obligations are then due, without prejudice to CSFB's right to recover any deficiency. Any cash proceeds, or property in excess of any amounts due, or which CSFB reasonably believes may become due, to it from the Borrowers shall be returned to the applicable Borrower after satisfaction of all obligations of the Borrowers to CSFB.

          SECTION 10.8 Rights and Remedies Cumulative. The enumeration of the rights and remedies of CSFB set forth in this Agreement is not intended to be exhaustive and the exercise by CSFB of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under any other Related Agreements, as applicable, or that may now or hereafter exist in law or in equity or by suit or otherwise.

                                   ARTICLE XI

                                    SERVICER

          SECTION 11.1. Representations and Warranties of each Servicer. To induce CSFB to enter into this Agreement and to make Advances hereunder, each Servicer makes the following representations and warranties to CSFB as of the execution and delivery of this Agreement and as of the making of each Advance (which representations and warranties shall survive the making of each Advance and shall continue until the termination of this Agreement):

                    (a) Organization and Good Standing. Each Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of the jurisdiction of its incorporation, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, has all licenses necessary to carry on its business as presently conducted, and had at all relevant times, and shall have, power, authority and legal right to service the Receivables.

                    (b) Due Qualification. Each Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualification, except where the failure to qualify will not have a material adverse effect on the business or properties of such Servicer.

                    (c) Power and Authority. Each Servicer has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement and the other Related Agreements to which it is a party has been duly and validly authorized by such Servicer by all necessary corporate action.

                    (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of each Servicer enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally, and general equitable principles.

                    (e) No Violation. The execution, delivery and performance by each Servicer of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of organization, regulations, articles of incorporation or by-laws of such Servicer, or any indenture, agreement, mortgage, deed of trust, or other instrument to which such Servicer is a party or by which it is bound or any of its properties are subject; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any indenture, agreement, mortgage, deed of trust, or other instrument (other than this Agreement); nor violate any law, order, rule, or regulation applicable to such Servicer of any court or of any Federal or State regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over such Servicer or its properties.

                    (f) No Proceedings. Neither Servicer is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects, or may in the future materially and adversely affect, the ability of such Servicer to perform its obligations under this Agreement or the interest of CSFB;

                    (g) No Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of each Servicer threatened against such Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over such Servicer (A) asserting the invalidity of the Related Agreements to which it is a party, (B) seeking to prevent the consummation of any of the transactions contemplated by the Related Agreements to which it is a party, (C) seeking any determination or ruling that might adversely affect the ability of such Servicer to perform its obligations under, or the validity or enforceability of, the Related Agreements to which it is a party, or (D) that could have an adverse effect on the Receivables.

                    (h) Approvals. Except as set forth in Schedule 11.1(h), neither Servicer is required to obtain the consent of any other party or obtain the consent, license, approval or authorization of, or make any filing, registration or declaration with, any person, corporation or other organization, or of any court or any governmental agency, authority or bureau in connection with the execution, delivery and performance, validity or enforceability of each of the Related Agreements and the making of the applicable Advance.

                    (i) The principal place of business and chief executive office of each Servicer is located at:

                              (a) For AutoInfo Finance of Virginia, Inc.:
                                  863 Glenrock Road
                                  Norfolk, Virginia 23502

                              (b) For Car Loan Co., Inc.:
                                  444 Westport Avenue
                                  Norwalk, Connecticut 06851

          SECTION 11.2. Indemnities of Servicer. (a) Each Servicer shall indemnify, defend, and hold harmless CSFB from and against any and all reasonable costs, reasonable expenses, losses, claims, damages, and liabilities to the extent that such cost, reasonable expense, reasonable loss, claim, damage, or liability was the result of the negligence, misfeasance or bad faith of such Servicer in the performance of its duties under this Agreement or any other Related Agreement or by reason of such Servicer's breach of its obligations and duties under this Agreement or any other Related Agreement. Indemnification under this Section 11.2 shall survive the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If any Servicer shall have made any indemnity payments pursuant to this Section 11.2 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to such Servicer, without interest.

                    (b) For purposes of this Section, in the event of the termination of the rights and obligations of a Servicer (or any successor thereto pursuant to Section 11.3) as Servicer pursuant to
          Section 13.2, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 13.2. The provisions of this Section 11.2(b) shall in no way affect the survival of the indemnification by the applicable Servicer provided by Section 11.2(a).

          SECTION 11.3. Merger or Consolidation of or Assumption of the Obligations of a Servicer. Any Person (i) into which a Servicer may be merged or consolidated, (ii) which may result from any merger or consolidation to which such Servicer shall be a party, or (iii) which may succeed to the properties and assets of such Servicer substantially as a whole, shall execute an agreement of assumption to perform every obligation of such Servicer hereunder, and whether or not such assumption agreement is executed, shall be the successor to such Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (w) immediately after giving effect to such transaction, no Event of Default or Potential Event of Default shall have occurred and be continuing, (x) such Servicer shall have delivered to CSFB and Custodian forty-five (45) days prior written notice of any such merger or consolidation and shall have delivered to CSFB an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 11.3 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (y) such Servicer shall have delivered to CSFB an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of CSFB in the Receivables and other Collateral and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest and (z) nothing herein shall be deemed to release such Servicer from any obligation. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement or assumption and compliance with clause (w), (x) or (y) above shall be conditions to the consummation of the transactions referred to in clause (i),
(ii) or (iii) above.

          SECTION 11.4. Servicer Not to Resign. Subject to the provisions of
Section 11.3, neither Servicer shall resign from its respective obligations and duties hereby imposed on it as servicer of the applicable Receivables under this Agreement except upon determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on such Servicer, and CSFB does not elect to waive the obligations of such Servicer to perform the duties which render it legally unable to act or does not elect to delegate those duties to another Person. Notice of any such determination permitting the resignation of any Servicer shall be communicated to CSFB and the Custodian at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to and satisfactory to CSFB concurrently with or promptly after such notice. No such resignation of any Servicer shall become effective until a successor servicer acceptable to CSFB shall have assumed the responsibilities and obligations of such Servicer in accordance with Section 13.2.

          SECTION 11.5. Fidelity Bond, Errors and Omissions Insurance or Crime Coverage Insurance. Each Servicer shall maintain, at its own expense, either of the following types of insurance:

          (i) A blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet applicable requirements on all officers, employees or other persons acting in any capacity with regard to the Receivables to handle funds, money, documents and papers relating to the Receivables. Any such fidelity bond and errors and omissions insurance shall be in appropriate form in respect to the Receivable and shall protect and insure the applicable Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. No provision of this Section 11.5(i) requiring such fidelity bond and errors and omissions insurance shall diminish or relieve such Servicer from its duties and obligations as set forth in this Agreement or any other Related Agreement to which it is a party. The minimum coverage under any such bond and insurance policy shall be in an amount which is customary and standard in the industry for servicers that service a similar portfolio of receivables and that are in accordance with the Accepted Servicing Standards. Upon request of the CSFB, the applicable Servicer shall cause to be delivered to CSFB a certified true copy of the fidelity bond and errors and omissions insurance policy and a statement from the surety and the insurer that such fidelity bond and errors and omissions insurance policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice; or

          (ii) Crime coverage insurance which covers, among other things, employee dishonesty, money and securities, money order and counterfeit paper, depositor's forgery and computer fraud and which shall, in each case, be in an amount acceptable to CSFB and shall have a maximum deductible in the amount of $2,500.


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

                                   ARTICLE XII

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

          SECTION 12.1. Duties of Servicer; Standard of Care.

          (a) Each Servicer shall for the benefit of CSFB (to the extent provided herein) have full power and authority to manage, service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention that such Servicer exercises with respect to all comparable automobile receivables that it services for itself or others.

          (b) Each Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment statements to Obligors, accounting for collections, furnishing daily statements (if so requested) and monthly and annual statements to CSFB with respect to distributions. In performing its duties and obligations hereunder as servicer of the applicable Receivables, such Servicer shall comply with all applicable state and federal laws, shall follow its currently employed standards, policies and procedures, or such other standards, policies and procedures as such Servicer employs consistent with prudent and customary standards in the industry with respect to servicing similar receivables (the "Accepted Servicing Standards"), and shall exercise that degree of skill and care consistent with the highest degree of skill and care that such Servicer exercises with respect to similar receivables serviced by such Servicer for its own account or others. Without limiting the generality of the foregoing, and subject to the servicing standards set forth in this Agreement, each Servicer is authorized and empowered by the Borrowers and CSFB to execute and deliver, on behalf of itself, the Borrowers and CSFB or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables and/or the certificates of title with respect to such Financed Vehicles.

          (c) If any Servicer shall commence a legal proceeding to enforce a Receivable, the applicable Borrower shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to such Servicer. If in any enforcement suit or legal proceeding it shall be held that any Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the applicable Borrower shall, at such Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of such Borrower. The applicable Servicer shall prepare and furnish and the applicable Borrower shall execute, any powers of attorney and other documents reasonably necessary or appropriate from time to time to enable such Servicer to carry out its servicing and administrative duties hereunder.

          (d) Each Servicer shall conduct quarterly and annual performance reviews of the Dealers and provide to CSFB the information with respect to such Dealers specified upon CSFB's request based on such reviews, including, without limitation, the Amount Financed of Receivables originated by each Dealer. In addition, each Servicer shall perform all administrative responsibilities relating to Dealers in respect of the Receivables.

          SECTION 12.2. Collection and Allocation of Receivable Payments. Each Servicer shall make all reasonable and diligent efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and the Accepted Servicing Standards. Each Servicer shall direct the applicable Obligors to make payments directly to the applicable Lock-Box. Each Servicer shall be responsible for identifying any payments it or any Borrower receives from the Obligors and transferring these payments to the applicable Settlement Account in accordance with Section 6.2. Each Servicer shall allocate collections between principal and interest in accordance with applicable law and the customary servicing procedures it follows with respect to all comparable automobile receivables that it services for itself or others and the Accepted Servicing Standards. Each Servicer shall also allocate collections between Receivables and other Collateral securing the Advances. Each Servicer shall not agree to any alteration of the interest rate on any Receivable or of the amount of any Scheduled Payment on a Receivable and may not make any extension on a Receivable without the prior written consent of CSFB, except as required by law or order of a court, or permitted by this Agreement or the Related Agreements. Each Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable.

          SECTION 12.3. Realization Upon Receivables. Each Servicer shall, on behalf of the Borrowers and CSFB, use all reasonable efforts, consistent with the Accepted Servicing Standards, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which such Servicer shall have determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Receivable. The Servicer shall use reasonable efforts consistent with its customary servicing procedures to liquidate such Financed Vehicle. Each Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automobile receivables, which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, each Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the proceeds ultimately recoverable with respect to such Receivable by an amount greater than the amount of such expenses.

          SECTION 12.4. Physical Damage Insurance; Other Insurance. (a) Each Servicer, in accordance with the Accepted Servicing Standards, shall verify (i) that each Obligor shall have obtained insurance covering the Financed Vehicle, as of the date of the execution of the Receivable, insuring against loss and damage due to fire, theft, collision and other risks generally covered by comprehensive and collision coverage and that each Receivable requires the Obligor to maintain such physical loss and damage insurance naming the applicable Borrower and its successors and assigns as a loss payee, (ii) that each Receivable that finances the cost of premiums for vendor's single interest insurance, credit life and credit accident and health insurance is covered by an insurance policy or certificate naming the applicable Borrower as policyholder (creditor), and (iii) as to each Receivable that finances the cost of an extended service contract, the respective Financed Vehicle which secures the Receivable is covered by an extended service contract.

          (b) To the extent applicable, each Servicer shall not take any action which would result in noncoverage under any of the insurance policies referred to in Section 12.4(a) which, but for the actions of such Servicer, would have been covered thereunder. Each Servicer, on behalf of CSFB, shall take such reasonable action as shall be necessary to permit recovery under any of the foregoing insurance policies. Any amounts collected by each Servicer under any of the foregoing insurance policies shall be deposited into the applicable Settlement Account pursuant to Section 6.2. Each Servicer shall use reasonable efforts to cause each Obligor to maintain on the related Financed Vehicle insurance coverage referred to in Section 12.4(a)(i) in an amount specified in
Section 7.2(n). The parties hereto acknowledge that the Servicers shall not be required to force place any insurance coverage referred to in Section 12.4(a)(i) above, or any other insurance coverage.

          SECTION 12.5. Maintenance of Security Interests in Financed Vehicles.
(a) Each Servicer shall take such steps as are required by applicable law to maintain perfection of (i) the security interest created by each Receivable in the related Financed Vehicle and (ii) the security interest of CSFB in the Collateral created by this Agreement, including, but not limited to, (to the extent necessary under applicable law) obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-registering and refiling of all security agreements, financing statements and continuation statements or instruments as are necessary to maintain the security interest granted by Obligors under the respective Receivables. The Borrowers and CSFB hereby authorize each Servicer to take such steps as are necessary to re-perfect or continue the perfection of such security interest on behalf of CSFB in the event of the relocation of a Financed Vehicle or for any other reason.

          SECTION 12.6. Additional Covenants of Servicer. Neither Servicer shall release the Financed Vehicle securing each Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession and resale, neither Servicer shall impair the rights of CSFB in such Receivables, and neither Servicer shall amend a Receivable, except that extensions may be granted in accordance with
Section 12.2.

          SECTION 12.7. Monthly Servicing Fee. The Monthly Servicing Fee with respect to each Servicer for each Distribution Date shall be an amount equal to the sum of (a) the product of (i) one-twelfth of the Servicing Rate and (ii) the average aggregate Principal Balance of the respective Receivables during the Related Collection Period plus (b) all late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to such Receivables, collected (from whatever source) on such Receivables during the Related Collection Period.

          SECTION 12.8. Monthly Servicing Report. Not later than 12:00 p.m., New York City time on each Determination Date, each Servicer shall deliver to CSFB a Monthly Servicing Report containing all the information specified in Exhibit C to this Agreement relating to their respective Receivables.

          SECTION 12.9. Semi-Annual Statement as to Compliance; Notice of Default. (a) Each Servicer shall deliver to CSFB on or before January 31, 1997, and June 30, 1997, an Officer's Certificate, stating that a review of such Servicer's performance under this Agreement has been made under such officer's supervision and to the best of such officer's knowledge, based on such review, such Servicer has fulfilled all its obligations under this Agreement in all respects throughout such period or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

          (b) Each Servicer shall deliver to CSFB promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in any Officer's Certificate of the existence of any Potential Event of Default.

          SECTION 12.10. Independent Certified Public Accountant's Report. Each Servicer shall cause a firm of independent nationally recognized certified public accountants, who may also render other services to such Servicer or to the Borrowers, to deliver to CSFB on or before the last day of the third calendar month after the end of the fiscal year of such Servicer, a report dated as of the end of the fiscal year of such Servicer and addressed to the Board of Directors of such Servicer and to the effect that such firm has examined the financial statements of such Servicer and issued its report therefor and that such examination was made in accordance with generally accepted auditing standards (except as otherwise noted therein), and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances.

          The reports will also indicate that the firm is independent of the Servicers within the meaning of Code of Professional Ethics of the American Institute of Certified Public Accountants.

          Notwithstanding the foregoing in this Section 12.10, for so long as the Borrowers are also Servicers, the delivery of the annual Financial Statements of AutoInfo, Inc. and its consolidated subsidiaries pursuant to
Section 8.4(a)(i) shall satisfy the requirements of this Section 12.10.

          SECTION 12.11. Interim Certified Public Accountant's Reports. Each Servicer shall cause a firm of independent nationally recognized certified public accountants, who may render other services to such Servicer or to the Borrowers, (a) to deliver to CSFB on or before the fourth (4th) Distribution Date after the initial Advance a report addressed to CSFB and to the effect that
(i) a review in accordance with agreed upon procedures reasonably acceptable to CSFB was made of the Receivables and the Monthly Servicing Report issued with respect to each of the first three Distribution Dates after the initial Advance Date, (ii) except as disclosed in the report, no exceptions or errors in such Monthly Servicing Report were found, (iii) the collections, balances, delinquency and loss information relating to the Receivables, as well as the calculations, contained in such Monthly Servicing Report was found to be accurate and (b) to deliver to CSFB on or before the seventh and tenth Distribution Dates after the initial Advance, a report addressed to CSFB to the effect that (i) a review in accordance with agreed upon procedures reasonably


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

acceptable to CSFB was made of the Receivables and the Monthly Servicing Report issued with respect to one randomly selected Distribution Date during the preceding 3-month period; (ii) except as disclosed in the report, no exceptions or errors in such Monthly Servicing Report was found, (iii) the collections, balances, delinquency and loss information relating to the Receivables contained in such Monthly Servicing Report, well as the related calculations, were found to be accurate.

          The reports will also indicate that the firm is independent of the Servicers within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

          SECTION 12.12. Servicer Expenses. Each Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on such Servicer, and expenses incurred in connection with distributions and reports to CSFB and Custodian and fees and expenses of any successor Servicer and any other subcontractor.

          SECTION 12.13. Access to Certain Documentation and Information Regarding Receivables. Each Servicer shall provide to representatives of CSFB and Custodian reasonable access to documentation and computer systems and information regarding the Receivables. In each case, such access shall be afforded without charge upon at least two (2) Business Days' prior notice and during normal business hours. Nothing in this Section 12.13 shall derogate from the obligation of each Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of such Servicer to provide access as provided in this Section 12.13 as a result of such obligation shall not constitute a breach of this Section 12.13.

          SECTION 12.14. Documents Maintained by Servicer. Except for those documents in the Receivables File, each Servicer shall retain possession of all documents and files relating to the Receivables and hold such documents and files relating to the Receivables as custodian for CSFB.


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

                                  ARTICLE XIII

                                SERVICER DEFAULT

          SECTION 13.1. Servicer Default. If any one of the following events (each, a "Servicer Default") shall occur and be continuing:

                    (a) Any failure by any Servicer to deposit into the applicable Settlement Account or other account as required in this Agreement any proceeds or payment required to be so delivered under the terms of this Agreement that shall continue unremedied for a period of one (1) Business Day; or

                    (b) Any failure by any Servicer to deliver any certificate or Monthly Servicing Report within one (1) Business Day after the date such certificate or Report, as the case may be, is required to be delivered; or

                    (c) Failure on the part of any Servicer duly to observe or to perform in any respect any other covenants or agreements of such Servicer set forth in this Agreement or any Related Agreement, which failure shall continue unremedied for a period of fifteen (15) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by any Borrower or Custodian or CSFB; or

                    (d) A breach of any representation or warranty of any Servicer hereunder that continues unremedied for a period of one (1) Business Day after the earlier of the date on which such Servicer obtains knowledge thereof or on which written notice of such failure thereof shall have been given to such Servicer;

                    (e) The occurrence of an Event of Bankruptcy with respect to any Servicer; or

                    (f) Any assignment by any Servicer of its duties or rights hereunder except as specifically permitted hereunder, or any attempt to make such an assignment;

then, and in each and every case, so long as a Servicer Default shall not have been remedied, CSFB, in addition to any other remedies it may have, may terminate all of the rights and obligations of such Servicer as servicer of the applicable Receivables under this Agreement. Each Servicer shall be entitled to its pro rata share of its respective Monthly Servicing Fee for the number of days in the Collection Period prior to the effective date of its termination. On or after the receipt by a Servicer and the effective date of written notice of termination from CSFB, all authority and power of such Servicer under this Agreement, whether with respect to the Receivables or otherwise, shall, without further action, pass to and be vested in a successor Servicer as may be appointed under Section 13.2; provided, however, that such successor Servicer shall have no liability with respect to any obligation which was required to be performed by the predecessor Servicer prior to the date such successor Servicer becomes Servicer or any claim of a third party based on any alleged action or inaction of such predecessor Servicer as Servicer; and,


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

without limitation, CSFB is hereby authorized and empowered to execute and deliver, on behalf of such predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the applicable Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer and CSFB in effecting the termination of the responsibilities and rights of such predecessor Servicer as servicer of the applicable Receivables under this Agreement, including (x) the transfer to such successor Servicer for administration by it of all funds that shall at the time be held or should have been held by such predecessor Servicer for deposit, or shall thereafter be received with respect to the applicable Receivables and all funds in an account related to such Receivables and the related documents and statements held by it hereunder and (y) the delivery to such successor Servicer all files and records concerning and relating to the applicable Receivables and a computer tape in readable form containing all information necessary to enable such successor Servicer to service the applicable Receivables and the related Receivable Files in such predecessor Servicer's possession. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files and any other related documents and instruments to any successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section
13.1 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. In addition, any successor Servicer shall be entitled to payment from the immediate predecessor Servicer for reasonable transition expenses incurred in connection with acting as successor Servicer, and to the extent not so paid, such payment shall be made pursuant to the Custodial Agreement. The predecessor Servicer shall grant CSFB and the successor Servicer reasonable access to such predecessor Servicer's premises at such predecessor Servicer's expense. If requested by CSFB the successor Servicer shall modify or terminate any arrangements relating to (i) the applicable Lock-Box with the Lock-Box Bank or (ii) the Lock-Box Agreement, and direct the applicable Obligors to make all payments under the applicable Receivables directly to such successor Servicer at the predecessor Servicer's expense (in which event such successor Servicer shall process such payments directly, or, through a lock-box with a lock-box bank at the direction of CSFB.)

          SECTION 13.2. Appointment of Successor Servicer.

                    (a) Upon any Servicer's receipt of notice of termination pursuant to Section 13.1 or, if such Servicer resigns, in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as servicer of the applicable Receivables under this Agreement only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date ninety (90) days from the delivery to CSFB and the Custodian of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which such predecessor Servicer shall become legally unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel.


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

                    (b) On and after the date any Servicer receives a notice of termination pursuant to Section 13.1 and Section 13.3, CSFB shall (i) succeed to and assume all of such Servicer's responsibilities, rights, duties and obligations under this Agreement with respect to servicing of the applicable Receivables, unless CSFB is prohibited by law from so acting, or (ii) appoint as successor Servicer any established financial institution having a net worth of not less than $20,000,000 and whose regular business shall include the servicing of receivables similar to the Receivables subject to this Agreement and such successor Servicer shall succeed to all rights and assume all of the responsibilities, duties and liabilities of such Servicer under this Agreement with respect to servicing of the applicable Receivables prior to the termination of such Servicer's responsibilities, duties, liabilities and obligations with respect to servicing of the applicable Receivables under this Agreement in accordance with the terms of this Agreement. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section 13.2, then CSFB shall appoint itself as successor Servicer, or petition a court of competent jurisdiction to appoint a successor to such Servicer under this Agreement.

                    (c) Upon such appointment, the successor Servicer shall be the successor Servicer in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties, and liabilities arising thereafter relating thereto placed on the predecessor Servicer as servicer of the applicable Receivables, and shall be entitled to the respective Monthly Servicing Fee and all of the rights granted to the predecessor Servicer, by the terms and provisions of this Agreement.

          SECTION 13.3. Action Upon Certain Failures of the Servicer. In the event that CSFB shall have knowledge of any Servicer Default or event which, with notice or lapse of time or both, would unless cured or waived, become a Servicer Default, CSFB shall give notice thereof to the Borrowers, the Servicers and the Custodian. For all purposes of this Agreement, in the absence of actual knowledge by CSFB, CSFB shall not be deemed to have knowledge of any failure of any Servicer as specified in Section 13.1 unless notified thereof in writing by such Servicer. CSFB shall be under no duty or obligation to investigate or inquire as to any potential failure of any Servicer specified in Section 13.1.


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

                                   ARTICLE XIV

                                   THE LENDER

          SECTION 14.1. CSFB's Authority. Each Borrower hereby irrevocably appoints CSFB, and any successor or assigns to CSFB, its true and lawful attorney, with full power of substitution, in the name of such Borrower, at the expense of such Borrower, to the extent permitted by law to exercise, at any time and from time to time, any or all of the following powers with respect to all or any of the Collateral: (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof, (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto, (iii) to sell, transfer, assign or otherwise deal with the same or the proceeds thereof as fully and effectively as if CSFB were the absolute owner thereof, and (iv) to extend the time of payment of any or all thereof and to make any allowance or other adjustments with respect thereto.

          SECTION 14.2. Degree of Care. Notwithstanding any term or provision of this Agreement, CSFB shall incur no liability to the Borrowers except for a material breach of the terms of this Agreement or for gross negligence, bad faith or willful misconduct in carrying out its duties, if any, to the Borrowers. CSFB shall be protected and shall incur no liability to any such party in relying upon the accuracy, acting in reliance upon the contents and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document believed by CSFB to be genuine and to have been duly executed by the appropriate signatory, and (absent manifest error or actual knowledge to the contrary) CSFB shall not be required to make any independent investigation with respect thereto. CSFB shall, at all times, be free independently to establish to its reasonable satisfaction the existence or nonexistence, as the case may be, of any fact the existence or nonexistence of which shall be a condition to the exercise or enforcement of any right or remedy under this Agreement or any of the Related Agreements.


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

                                   ARTICLE XV

                                     GENERAL

          SECTION 15.1. Survival. Except as otherwise expressly provided herein, all covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the Promissory Note and the Custody Agreement, the making of each Advance hereunder, and the termination of this Agreement.

          SECTION 15.2. Waiver; Amendments. No delay or failure to take any action on the part of CSFB or the holder of the Promissory Note or other Obligations in the exercise of any right, power, privilege or remedy shall operate as a waiver thereof and hereof, nor shall any single or partial exercise by any of them of any such right, power, privilege or remedy preclude other or further exercise thereof or the exercise of any other right, power, privilege or remedy shall be construed to be a waiver of any Event of Default or Potential Event of Default. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Promissory Note or any Related Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by CSFB and the Borrower.

          SECTION 15.3. Confirmations. Each of the Borrowers and CSFB (or the holder of the Promissory Note) agrees from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid principal amount of the Advances then outstanding under the Promissory Note.

          SECTION 15.4. Notices. All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth in Schedule II at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission.

          SECTION 15.5. Costs, Expenses and Taxes. The Borrowers further agree to pay all out-of-pocket costs and expenses (including reasonable attorneys' fees and legal expenses and reasonable accountant fees and expenses) incurred by CSFB in connection with entering into this Agreement and the administration, enforcement, waiver or amendment of this Agreement, and any other Related Agreement. In addition, the Borrowers agree to pay, and to save CSFB harmless from all liability for, any document, stamp, filing, recording, or other taxes (other than net income taxes of CSFB) which may be payable in connection with the borrowings hereunder or the execution, delivery, recording or filing of this Agreement or of any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided for in this Section 15.5 shall be the joint and several obligations of the Borrowers and shall survive any termination of this Agreement. In the event that either party commences a lawsuit or proceeding against the other in connection with this Agreement or


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any other Related Agreement, any and all reasonable attorneys' fees and costs incurred by CSFB in connection with such lawsuit or proceeding shall be paid by the Borrowers. All amounts payable by the Borrowers under this Section 15.5 and
Section 15.6 and under the other provisions of this Agreement and any other Related Agreement shall, except as otherwise expressly provided, be immediately due upon request for the payment thereof.

          SECTION 15.6. Indemnification. In consideration of CSFB's execution and delivery of this Agreement and CSFB's extension of its commitment pursuant to this Agreement, each Borrower hereby agrees to indemnify, defend, exonerate and hold CSFB and its officers, directors, stockholders and employees (herein collectively called "Lender Parties" and individually called a "Lender Party") free and harmless from and against any and all claims, demands, actions, causes of action, suits, losses, costs (including, without limitation, all documentary, recording, filing, or other stamp taxes or duties), charges, liabilities, damages, and expenses in connection therewith (irrespective of whether such Lender Party is a party to the action for which indemnification hereunder is sought), and including, without limitation, reasonable attorneys' fees and disbursements (called in this paragraph the "Indemnified Obligations"), incurred by Lender Parties or any of them as a result of, or arising out of, or relating to (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance or involving any Advance, or
(ii) the execution, delivery, performance or enforcement of this Agreement, the other Related Agreements and any instrument, document or agreement executed pursuant hereto or thereto by any of the Lender Parties, or (iii) the ownership, operation, maintenance, leasing, or titling of the Receivables, except in each case for any such Indemnified Obligations arising on account of the relevant Lender Party's gross negligence or willful misconduct, and each Borrower agrees to the payment and satisfaction of each of the Indemnified Obligations which is permissible under applicable law; provided that the Indemnified Obligations shall not include recourse for Defaulted Receivables or losses suffered by stockholders as a result of a decline in the value of their investment in CSFB.

          SECTION 15.7. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, ANY RELATED AGREEMENT OR THE PROMISSORY NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF CSFB, ANY SERVICER OR ANY BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING -------- ------- ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT CSFB'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE BORROWERS AND EACH OF THE SERVICERS HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS OF THE STATE OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH OF THE BORROWERS AND EACH OF THE SERVICERS FURTHER


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IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE
PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH OF THE BORROWERS AND EACH OF THE SERVICERS HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT A BORROWER OR A SERVICER HAVE OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT, ANY RELATED AGREEMENT AND THE PROMISSORY NOTE.

          SECTION 15.8. Governing Law; Severability. THIS AGREEMENT AND THE PROMISSORY NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or unenforceable or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition, unenforceability or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Borrowers and rights of CSFB and the holder of the Promissory Note or other Obligations shall be in addition to and not in limitation of those provided by applicable law or in any other written instrument or agreement relating to any of the Obligations.

          SECTION 15.9. JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE PROMISSORY NOTE OR ANY OTHER RELATED AGREEMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED AGREEMENT OR ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          SECTION 15.10. Successors and Assigns. This Agreement shall be binding upon the Borrowers, the Servicers and CSFB and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Servicers and CSFB and their respective successors and assigns; provided, however, that the Borrowers and the Servicers shall not have the right to assign their respective rights, obligations or delegate their respective duties under this Agreement or any


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other Related Agreement without CSFB's prior written consent. CSFB may from time to time, without the consent of the Borrowers and the Servicers, assign all or a portion of its rights under the Related Agreements, including rights to receive payments of principal and interest in respect of all or a portion of the Advances, and such assignee shall be entitled to all rights in respect of such assigned interest which are provided to CSFB under the Related Agreements. This Agreement and the other Related Agreements contain the entire agreement of the parties hereto with respect to the matters covered hereby.

          SECTION 15.11. Headings. Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.


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           IN WITNESS WHEREOF, the Borrowers and CSFB have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              AUTOINFO FINANCE OF VIRGINIA, INC.,
                                as Borrower and Servicer


                              By:____________________________________________
                                 Name:  Scott J. Zecher
                                 Title: Chief Executive Officer



                              CAR LOAN CO., INC., as Borrower and Servicer

                              By:____________________________________________
                                 Name:  Scott J. Zecher
                                 Title: Chief Executive Officer



CS FIRST BOSTON MORTGAGE CAPITAL
CORP., as Lender



                              By:___________________________________________
                                 Name:
                                 Title: